UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

J. C. Penney Company, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Myron E. Ullman, III Chairman of the Board and Chief Executive Officer

April 3, 2009

Dear Stockholders:

On behalf of your Board of Directors and management, I invite you to attend JCPenney’s Annual Meeting of Stockholders. The meeting will be held on Friday, May 15, 2009, at 10:30 A.M., local time, at JCPenney’s Home Office located at 6501 Legacy Drive, Plano, Texas 75024.

You will find information regarding the matters to be voted on at the meeting in the formal Notice of Meeting and Proxy Statement which are included on the following pages.

We appreciate your continued support of JCPenney.

Any stockholder having a disability requiring special assistance who would like to attend the Annual Meeting should call the Corporate Secretary of the Company at (972) 431-1000 and reasonable accommodations will be made to meet such stockholder’s needs.

J. C. Penney Company, Inc. • P.O. Box 10001 • Dallas, TX 75301

Home Office • 6501 Legacy Drive • Plano, TX 75024-3698

J. C. PENNEY COMPANY, INC.

6501 Legacy Drive

Plano, Texas 75024-3698

J. C. PENNEY COMPANY, INC.

Notice of 2009 Annual Meeting of Stockholders

Date and Time:	Friday, May 15, 2009 10:30 A.M., local time

Place:	JCPenney Home Office 6501 Legacy Drive Plano, Texas 75024-3698

Business:	1. To elect twelve directors nominated by the Board of Directors for a one-year term as described in the accompanying proxy materials;

2. To ratify the appointment of KPMG LLP as independent auditor for the fiscal year ending January 30, 2010;

3. To approve the adoption of the J. C. Penney Company, Inc. 2009 Long-Term Incentive Plan, which has been adopted by the Board of Directors, subject to stockholder approval;

4. To consider a stockholder proposal relating to adoption of principles for health care reform; and

5. To consider any other business properly brought before the meeting.

Record Date:	In order to vote, you must have been a stockholder at the close of business on March 16, 2009.

Voting By Proxy:	It is important that your shares be represented and voted at the meeting. If you received the proxy materials by mail, you can vote your shares by completing, signing, dating, and returning your completed proxy card, by telephone or over the Internet. If you received the proxy materials over the Internet, a proxy card was not sent to you, and you may vote your shares only by telephone or over the Internet. To vote by telephone or Internet, follow the instructions included in the proxy statement. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the 2009 Annual Meeting of

Stockholders to be held on May 15, 2009.

The Notice of Annual Meeting, Proxy Statement, Annual Report on Form 10-K for the fiscal year ended January 31, 2009 and the 2008 Summary Annual Report are available at www.proxyvote.com.

Janet L. Dhillon, Secretary

Plano, Texas

April 3, 2009

YOUR VOTE IS IMPORTANT

PLEASE SIGN, DATE, & RETURN YOUR PROXY CARD OR

VOTE BY TELEPHONE OR INTERNET

PROXY STATEMENT

2009 PROXY STATEMENT

This proxy statement and the accompanying materials are being made available to JCPenney stockholders beginning on or about April 3, 2009. In this proxy statement, you will find information on the matters to be presented at the Annual Meeting and information to assist you in voting your shares.

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

JCPenney’s Board of Directors is soliciting your vote at the 2009 Annual Meeting of Stockholders.

What will I be voting on?

You will be voting on:

•	Election of twelve directors nominated by the Board of Directors;
•	Ratification of the appointment of KPMG LLP as JCPenney’s independent auditor for the fiscal year ending January 30, 2010;
•	Approval of the 2009 Long-Term Incentive Plan;
•	A stockholder proposal relating to adoption of principles for health care reform; and
•	Any other business that may properly come before the meeting.

What are the Board of Directors’ voting recommendations?

The Board of Directors recommends that you vote your shares “For” each of the Board’s nominees for director, “For” the ratification of the appointment of KPMG LLP as independent auditor for the fiscal year ending January 30, 2010, “For” the approval of the 2009 Long-Term Incentive Plan, and “Against” the stockholder proposal relating to adoption of principles for health care reform.

Who is entitled to vote?

All stockholders who owned JCPenney common stock at the close of business on the record date, March 16, 2009, are entitled to attend and vote at the Annual Meeting.

How many votes do I have?

You will have one vote for every share of JCPenney common stock you owned on the record date.

How many votes can be cast by all stockholders?

Each share of JCPenney common stock is entitled to one vote. There is no cumulative voting. On March 16, 2009, JCPenney had 222,258,048 shares of common stock outstanding and entitled to vote.

How many votes must be present to hold the Annual Meeting?

A majority of the outstanding shares of JCPenney common stock as of the record date, or 111,129,025 shares, must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the Annual Meeting if stockholders are present and vote in person or a proxy card has been properly submitted by or on behalf of stockholders. Abstentions and broker non-votes are counted only for purposes of determining the presence of a quorum.

How many votes are required to elect directors and adopt the other proposals?

You may vote “For” or “Against” with respect to the election of directors. Our Bylaws provide that in a non-contested election, each director must be elected by the affirmative vote of the majority of the votes cast with respect to that director’s election. Accordingly, abstentions will have no effect on the election of a director. Any director nominee who is an incumbent director and is not re-elected must promptly tender his or her resignation, and the Board of Directors, excluding the director who tenders his or her resignation, must promptly decide whether to accept or reject the resignation.

Ratification of the appointment of KPMG LLP as JCPenney’s independent auditor, approval of the 2009 Long-Term Incentive Plan and the stockholder proposal each require the affirmative vote of a majority of the shares of JCPenney common stock outstanding as of the record date to be approved. If you abstain from voting on these matters, your shares will be counted as present for purposes of establishing a quorum, and the abstention will have the same effect as a vote against that proposal. Broker non-votes will also have the same effect as a vote against that proposal.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (SEC), rather than mailing a printed copy of our proxy materials to each stockholder of record, we may now send some or all of our stockholders a Notice of Internet Availability of Proxy Materials (Notice), which indicates how our stockholders may:

•	access their proxy materials and vote their proxies over the Internet;
•	make a one-time request to receive a printed set of proxy materials by mail; or
•	make a permanent election to receive all of their proxy materials in printed form by mail or electronically by email.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

•	view our proxy materials for the Annual Meeting over the Internet; and
•	instruct us to send our future proxy materials to you electronically by email instead of sending you printed copies by mail.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings of stockholders on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it. The Summary Annual Report and the Form 10-K accompany these proxy materials but are not considered part of the proxy soliciting materials.

How do I vote?

You can vote either in person at the Annual Meeting or by proxy whether or not you attend the Annual Meeting. To obtain directions to attend the Annual Meeting and vote in person, please call 972-431-1000. You can vote by proxy in three ways:

•	by mail – If you received your proxy materials by mail, you can vote by mail by using the enclosed proxy card;

•	by telephone – In the United States and Canada, you can vote by telephone by following the instructions on the Notice or on your proxy card if you received your materials by mail; or
•	by Internet – You can vote by Internet by following the instructions on the Notice or on your proxy card if you received your materials by mail.

If you vote by proxy, your shares will be voted at the Annual Meeting in the manner you indicate. If you sign your proxy card, but do not specify how you want your shares to be voted, they will be voted as the Board of Directors recommends.

How do I attend the Annual Meeting?

Admission to the Annual Meeting is limited to JCPenney stockholders or their proxy holders. Each stockholder will be asked to present proof of stock ownership and a valid, government-issued photo identification, such as a driver’s license, before being admitted to the Annual Meeting. Proof of stock ownership may consist of the top portion of the proxy card or if shares are held in the name of a broker, bank or other nominee, an account statement or letter from the nominee indicating that the individual beneficially owned shares of JCPenney common stock on March 16, 2009, the record date for the Annual Meeting.

Can I change my vote after I execute my proxy?

You can revoke a proxy at any time prior to its exercise at the Annual Meeting. You can send in a new proxy card with a later date if you received your proxy materials by mail, or cast a new vote by telephone or Internet, or send a written notice of revocation to JCPenney’s Corporate Secretary at the address on the cover page of this proxy statement. If you attend the Annual Meeting and want to vote in person, you can request that any previously submitted proxy not be used.

How do I vote my shares of JCPenney common stock in the Savings Plan?

If you are a participant in the J. C. Penney Corporation, Inc. Savings, Profit-Sharing and Stock Ownership Plan (the Savings Plan), you will receive a separate voting instruction card for the shares allocated to your account in the Savings Plan. This voting instruction card will allow you to instruct State Street Bank and Trust Company, as trustee for the Savings Plan, how to vote your shares. If you do not vote your shares in the Savings Plan, State Street Bank and Trust Company will vote them in the same proportion as those shares for which it has received voting instructions.

Will my vote be kept confidential?

Yes. JCPenney’s policy is that all proxy or voting instruction cards, ballots, and vote tabulations which identify the vote of an individual stockholder are to be kept secret. Your vote will only be disclosed:

•	to allow the independent election inspectors to certify the results of the vote;
•	if JCPenney is legally required to disclose your vote or is defending or asserting claims in a lawsuit;
•	if there is a proxy contest involving the Company; or
•	if you make a written comment on your proxy or voting instruction card or ballot.

Who pays for this proxy solicitation?

JCPenney does. In addition to soliciting proxies by mail, JCPenney may solicit proxies by telephone, personal contact, and electronic means. No director, officer, or employee of JCPenney will be specially compensated for these activities. JCPenney has hired Morrow & Co., LLC, a proxy solicitation firm, to assist in soliciting proxies for an estimated fee of $30,000 plus reimbursement for reasonable expenses.

JCPenney will also reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to beneficial owners of JCPenney common stock.

Could other matters be decided at the Annual Meeting?

We do not know of any other matters that will be considered at the Annual Meeting. If any matter other than those described in this proxy statement arises at the Annual Meeting, the proxies will be voted at the discretion of the proxy holder.

CORPORATE GOVERNANCE

For more than 100 years, JCPenney has been serving American consumers by building our business on timeless values. That is our history. That is our future. Since James Cash Penney opened his first Golden Rule Store in 1902, our goal has been “to serve the public, as nearly as we can, to its complete satisfaction.” Building on this heritage, we adopted our “WINNING TOGETHER” principles, which are set forth on the outside back cover of this proxy statement and include valuing, developing, and rewarding the contributions of all Associates; acting only with the highest ethical standards; achieving excellence in our work, products, and services; and caring about and being involved in our communities. We do this for our customers and our stockholders.

Governing Documents

The key documents that make up our corporate governance framework are our:

•	Corporate Governance Guidelines, including our Standards for the Determination of Director Independence and our Policy on Review and Consideration of Related Person Transactions;
•	Restated Certificate of Incorporation, as amended;
•	Bylaws, as amended;
•	Audit Committee Charter;
•	Corporate Governance Committee Charter;
•	Human Resources and Compensation Committee Charter;
•	Charter of the Committee of the Whole;
•	Statement of Business Ethics; and
•	Standards and Procedures for Director Nominations.

You can access each of these documents on our website at www.jcpenney.net by clicking on “Investors,” then “Corporate Governance.” You can also obtain a free copy of any of these documents by sending a written request to JCPenney’s Corporate Secretary at P.O. Box 10001, Dallas, Texas 75301.

Corporate Governance Guidelines

This document sets forth the Company’s primary principles and policies regarding corporate governance, which are the foundation of our commitment to best practices. You can access our Corporate Governance Guidelines at www.jcpenney.net. The Guidelines are reviewed annually by the Corporate Governance Committee and the Board. The matters covered by the Guidelines include:

•	director responsibilities;
•	the size of the Board;
•	director independence and minimum qualifications;
•	factors to be considered in selecting candidates to serve on the Board;
•	the Company’s voting standard for the election of directors;
•	director retirement;

•	director resignations upon change of principal employment;
•	directors’ outside directorships and outside audit committee service;
•	Board committees;
•	policies relating to Board meetings;
•	executive sessions for directors;
•	ethical principles to be followed by directors;
•	policies and procedures for reviewing related person transactions and conflicts of interest;
•	policy on recovery of compensation in the event of a financial restatement;
•	the Board’s access to management and independent advisors;
•	stockholders’ and other interested parties’ communications to non-employee directors;
•	director orientation and continuing education;
•	prohibition of loans to directors and executive officers;
•	stock ownership goals for directors and members of the Company’s senior management team;
•	management succession and CEO evaluation; and
•	annual self-assessments of the Board and each of the Audit, Corporate Governance, and Human Resources and Compensation Committees.

Policies and Procedures with Respect to Related Person Transactions

The Board of Directors recognizes that related person transactions can present a heightened risk of conflicts of interest. Accordingly, as a general matter, our directors and executive officers are to avoid any activity, interest, or relationship that would create, or might appear to others to create, a conflict with the interests of JCPenney.

Our written Policy on Review and Consideration of Related Person Transactions (Policy) is included as Appendix B to our Corporate Governance Guidelines. For purposes of current SEC rules as well as our Policy, a “related person transaction” is any transaction in which the Company was, is or will be a participant and the amount involved exceeds $120,000 and in which any related person had, has or will have a direct or indirect material interest. The term “related person” means (a) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company, (b) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities, and (c) any immediate family member of any of the foregoing persons. We review all relationships and transactions in which the Company and a related person are participants to determine whether such persons have a direct or indirect material interest. To identify potential related person transactions, under our Policy, we request certain information from our directors and executive officers. We then review the information provided for any related person transactions. The Corporate Governance Committee reviews and determines whether to approve or ratify any related person transaction that is required to be disclosed. Any member of the Corporate Governance Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction.

Board Independence

The Board reviews the independence of each non-employee director annually to confirm that the director continues to meet our standards as well as the requirements of The New York Stock Exchange (NYSE). No member of the Board will be considered independent unless the Board determines that he or she has no material relationship with the Company that would affect his or her independence and that he or she otherwise satisfies JCPenney’s director independence standards as well as all applicable laws, rules and regulations. Our “Standards for the Determination of Director Independence” are included as Appendix A to our Corporate Governance Guidelines, which can be accessed at www.jcpenney.net.

The factors the Board considers in determining whether a director is independent include:

•	Whether within the preceding three years,
•	the director is or was an employee of JCPenney;

•	a member of the director’s immediate family is or was an executive officer of JCPenney;
•

the director or an immediate family member of the director received more than $120,000 per year in direct compensation from JCPenney (other than compensation for service as a director or pension or other forms of deferred compensation for prior service);

•	the director or an immediate family member of the director was a partner or employee of JCPenney’s external auditor and personally worked on JCPenney’s audit within that time;
•

the director or an immediate family member of the director is or was employed as an executive officer of another company where any of JCPenney’s present executive officers serve on the compensation committee of that company’s board of directors;

•

the director or an immediate family member of the director is or was an employee or executive officer of another company that makes payments to, or receives payments from, JCPenney in excess of the greater of $1,000,000 or 2% of that company’s consolidated gross revenues;

•	Whether the director or an immediate family member of the director is a current partner of JCPenney’s external auditor;
•	Whether the director is a current employee of JCPenney’s external auditor;
•	Whether an immediate family member of the director is a current employee of JCPenney’s external auditor and personally works on JCPenney’s audit; and
•

Whether the director serves as an officer, director or trustee of a charitable organization or as a member of that organization’s fund-raising entity or committee that received contributions from JCPenney in excess of the greater of $1,000,000 or 2% of the charity’s gross revenues.

The Board has reviewed each director’s independence for fiscal 2009. Applying the standards listed above as well as the requirements of the NYSE, the Board has determined that each of the directors, except for Myron E. Ullman, III, the Company’s Chairman and Chief Executive Officer, and Ken C. Hicks, the Company’s President and Chief Merchandising Officer, is independent.

Meeting Attendance

During fiscal 2008, the Board held six meetings and committees of the Board held a total of 22 meetings. Each director attended at least 75% of the total number of meetings of the Board and committees on which he or she served. The Board currently has six meetings scheduled for fiscal 2009.

All directors are strongly encouraged to attend the Annual Meeting, but we do not have a formal attendance requirement. In 2008, 10 of the 12 members of the Board attended the Annual Meeting.

Executive Sessions

The non-employee, independent directors meet in executive session with no Company Associates present as a part of each regularly scheduled Board meeting. The presiding director of these sessions is currently Thomas J. Engibous, whose term as presiding director expires on May 21, 2010. The non-employee, independent directors will select the next director to serve as presiding director upon expiration of Mr. Engibous’ term.

Communications with the Board of Directors

Any Company stockholder or other interested party who wishes to communicate with the Board of Directors or with an individual director may direct such communications by telephone to 1-800-527-0063, by facsimile to 972-431-1977, by email to jcpdirectors@jcpenney.com, or by writing to:

Corporate Secretary

J. C. Penney Company, Inc.

P.O. Box 10001

Dallas, TX 75301

The communication must be clearly addressed to the Board of Directors or to a specific director(s). If a response is desired, the individual should also provide contact information such as name, address and telephone number.

All such communications will be reviewed initially by the Company’s Corporate Secretary and entered into a log for tracking purposes. The Board has asked the Corporate Secretary to forward to the appropriate director(s) all correspondence, except for items unrelated to the Board’s functions, business solicitations, advertisements, and materials that are profane. The Corporate Secretary prepares a periodic summary report of all such communications for the Corporate Governance Committee of the Board.

Communications with the Audit Committee

Complaints and concerns relating to the Company’s accounting, internal accounting controls or auditing matters should be communicated to the Audit Committee of the Board of Directors. Any such communication may be made on an anonymous basis and may be reported to the Audit Committee through the Company’s Director of Auditing by calling 1-800-527-0063, by website at www.jcpjline.com or by writing to:

Director of Auditing

J. C. Penney Company, Inc.

P.O. Box 250335

Plano, TX 75025-0335

All such concerns will be reviewed under the direction of the Audit Committee and oversight by the Director of Auditing, General Counsel, or such other persons as the Audit Committee determines to be appropriate. Confidentiality is maintained to the fullest extent possible, consistent with the need to conduct an adequate review. Prompt and appropriate corrective action will be taken when and as deemed appropriate in the judgment of the Audit Committee. The Director of Auditing will prepare a periodic summary report of all such communications for the Audit Committee.

Director Nominee Qualifications and Process

Our process for nominating candidates for election to the Board is designed to identify and recruit high caliber individuals to serve as directors of the Company. Although the Board retains ultimate responsibility for approving candidates for election, the Corporate Governance Committee conducts the initial screening and evaluation process. In doing so, the Corporate Governance Committee considers candidates recommended by directors and the Company’s management, as well as any recommendations from Company stockholders. The Corporate Governance Committee has engaged in the past, and expects to continue to engage, one or more search firms to assist in the identification and recruitment of director candidates.

As provided in the Company’s Corporate Governance Guidelines, nominees for director will be selected based on, among other things, consideration of the following factors:

•	character and integrity;
•	business and management experience;
•	demonstrated competence in dealing with complex problems;
•	familiarity with the Company’s business;
•	diverse talents, backgrounds, and perspectives;
•	freedom from conflicts of interest;
•	regulatory and stock exchange membership requirements for the Board;
•	sufficient time to devote to the affairs of the Company; and
•	reputation in the business community.

In connection with the selection of nominees for director, due consideration is given to the Board’s overall balance of diversity of perspectives, backgrounds and experiences. The Corporate Governance Committee takes into account the current composition and capabilities of serving Board members, as well as additional capabilities considered necessary or desirable in light of existing Company needs.

In considering whether to nominate directors who are eligible to stand for re-election, the Committee considers the quality of past director service, attendance at Board and committee meetings, compliance with the Company’s Corporate Governance Guidelines (including satisfying the expectations for individual directors), as well as whether the director continues to possess the qualities and capabilities considered necessary or desirable for director service, input from other Board members concerning the performance of that director, and the independence of the director.

To recommend a candidate for election to the Board, a stockholder must submit the following information to the Corporate Secretary of the Company at least 90 days in advance of the Annual Meeting:

•	The stockholder’s name and address;
•	A representation that the stockholder is a holder of record and intends to appear in person or by proxy at the Annual Meeting;
•	The name and address of the stockholder’s nominee for director;
•	A description of any arrangements or understandings between the stockholder and the director nominee or any other person (naming such person(s)) relating to the election of the nominee to the Board;
•	The biographical and other information about the nominee that would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and
•	The nominee’s consent to serve on the Board.

In general, candidates recommended by stockholders will be evaluated under the same process as candidates recommended by existing directors, Company management or third-party search firms. However, the Corporate Governance Committee will additionally seek and consider information concerning the relationship between a stockholder’s recommended nominee and the stockholder to determine whether the nominee can effectively represent the interests of all stockholders. Also, except in unusual circumstances, the Corporate Governance Committee will not evaluate a stockholder-recommended candidate unless and until the stockholder advises that the potential candidate has indicated a willingness to serve as a director, to comply with the expectations and requirements for Board service and to provide all of the information required to conduct an evaluation.

BOARD COMMITTEES

The Board of Directors has five principal standing committees. Committee members consist entirely of non-employee directors and the Board has determined that each of the members of these committees is “independent,” as defined under our standards of independence and under NYSE listing standards.

Audit Committee

The Audit Committee’s responsibilities include the selection and retention of the independent auditor for the annual audit of the Company’s consolidated financial statements and the approval of audit fees and non-audit services and fees paid to the independent auditor. The Committee reviews the independent auditor’s strategy and plan, scope, audit results, performance and independence, internal audit reports on the adequacy of internal controls, the Company’s ethics program, status of significant legal matters, the scope of the internal auditor’s plans and budget and results of its audits, and the effectiveness of the Company’s program for correcting audit findings. The Committee also participates in the certification process relating to the filing of certain periodic reports pursuant to the Securities Exchange Act of 1934, as amended. A copy of the Audit Committee’s Charter is available at the Company’s website, www.jcpenney.net. Also available on the Company’s website are procedures for the confidential and anonymous reporting of matters relating to questionable accounting, internal accounting controls, or auditing matters.

During fiscal 2008, this Committee held seven meetings. Its current members are Thomas J. Engibous, Leonard H. Roberts, Mary Beth West, Javier G. Teruel, and Kent B. Foster, who serves as its Chair. The Board of Directors has determined that each member of this Committee is “financially literate” and qualifies as an “audit committee financial expert,” as those terms are defined by the Securities Exchange Act of 1934, as amended, and the NYSE.

Corporate Governance Committee

The Corporate Governance Committee performs the functions of a nominating committee, considers matters of corporate governance and reviews developments in the governance area as they affect relations between the Company and its stockholders. It also develops and recommends to the Board corporate governance principles and practices for the Company and makes recommendations to the Board with respect to the size, composition, organization and responsibilities of the Board and its directors, the qualifications of directors, candidates for election as directors, the compensation of directors, annual independence determinations, and the annual performance self-assessment process by the Board and each of the Audit, Corporate Governance, and Human Resources and Compensation Committees. A copy of the Corporate Governance Committee’s Charter, the Company’s Corporate Governance Guidelines, and Standards and Procedures for Director Nominations are available on the Company’s website at www.jcpenney.net.

During fiscal 2008, this Committee met four times. Its current members are Colleen C. Barrett, M. Anthony Burns, Burl Osborne, R. Gerald Turner, and Maxine K. Clark, who serves as its Chair.

Finance Committee

The Finance Committee is responsible for reviewing the Company’s financial policies, strategies, and capital structure. A copy of the Company’s Finance Committee Charter is available on the Company’s website at www.jcpenney.net.

During fiscal 2008, this Committee met two times. Its current members are Kent B. Foster, Leonard H. Roberts, Javier G. Teruel, Mary Beth West, and Thomas J. Engibous, who serves as its Chair.

Human Resources and Compensation Committee

The Human Resources and Compensation Committee’s responsibilities include reviewing and administering the Company’s annual and long-term incentive compensation plans, overseeing the administration and operation of certain of the Company’s retirement and welfare plans, taking action or making recommendations with respect to the compensation of executive officers, including making a non-binding recommendation to the Committee of the Whole regarding the CEO’s compensation level, and reviewing succession plans for key Company executives, including the CEO. In addition, its responsibilities include reviewing the annual financial and investment performance results of the Company’s retirement and welfare plans, including the annual actuarial valuation reports applicable to such plans. A copy of the Human Resources and Compensation Committee’s Charter is available on the Company’s website at www.jcpenney.net. See also this Committee’s report on page 31. For a discussion of the processes and procedures for determining executive and director compensation and the roles of management and compensation consultants in determining or recommending the amount or form of compensation, see “Compensation Discussion and Analysis” beginning on page 17 and “Director Compensation for Fiscal 2008” beginning on page 50.

During fiscal 2008, this Committee met seven times. Its current members are Colleen C. Barrett, M. Anthony Burns, Maxine K. Clark, R. Gerald Turner, and Burl Osborne, who serves as its Chair.

Committee of the Whole

The Committee of the Whole assists the Board in discharging its responsibilities relating to the setting of performance goals and objectives, the evaluation of performance in light of those goals and objectives, and the setting of compensation for the Company’s CEO. A copy of the Committee of the Whole’s Charter is available on the Company’s website at www.jcpenney.net. See also “Compensation Discussion and Analysis” beginning on page 17.

During fiscal 2008, this Committee met two times. The Committee is composed solely of the independent members of the Board. Its current members are Colleen C. Barrett, M. Anthony Burns, Maxine K. Clark, Kent B. Foster, Burl Osborne, Leonard H. Roberts, Javier G. Teruel, R. Gerald Turner, Mary Beth West, and Thomas J. Engibous, who serves as its Chair.

The mailing address for all of these committees is c/o Corporate Secretary, J. C. Penney Company, Inc., P.O. Box 10001, Dallas, Texas 75301.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Human Resources and Compensation Committee and Committee of the Whole are each composed entirely of persons who are neither Associates nor former or current officers of the Company. There is not, nor was there during fiscal 2008, any compensation committee interlock or insider participation on the Human Resources and Compensation Committee or the Committee of the Whole.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires JCPenney’s directors and officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. The Company assists its directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. The Company believes that all Section 16(a) filing requirements were met during fiscal 2008.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table shows, as of March 16, 2009, the beneficial ownership of shares of JCPenney common stock by (a) each stockholder known to the Company to beneficially own more than 5% of JCPenney common stock, (b) each present director, all of whom are nominees for re-election at the Annual Meeting, (c) the five most highly compensated executive officers serving during the last fiscal year, and (d) all present directors and executive officers of the Company as a group. Beneficial ownership means that the individual has or shares voting power or investment power with respect to the shares of common stock or the individual has the right to acquire the shares of common stock within 60 days of March 16, 2009.

Name	Number of shares beneficially owned		Number of shares included in previous column which the individual or group has/have the right to acquire within 60 days of March 16, 2009	Percent of outstanding common stock(1)
AXA Financial, Inc.	24,988,629	(2)	—	11.2%
J. C. Penney Corporation, Inc. Savings, Profit-Sharing and Stock Ownership Plan	17,012,060	(3)	—	7.7%
Pzena Investment Management, LLC	16,316,803	(4)	—	7.3%
State Street Bank and Trust Company	26,165,615	(5)	—	11.8%
UBS AG	12,433,679	(6)	—	5.6%
Directors(7):
Colleen C. Barrett	12,287		7,882	*
M. Anthony Burns	33,702	(8)	16,682	*
Maxine K. Clark	12,716		7,882	*
Thomas J. Engibous	38,360		7,882	*
Kent B. Foster	22,370	(9)	7,882	*
Ken C. Hicks	326,819		280,434	*
Burl Osborne	19,292		7,882	*
Leonard H. Roberts	32,685		7,882	*
Javier G. Teruel	5,834		3,734	*
R. Gerald Turner	29,464	(10)	9,482	*
Myron E. Ullman, III	693,576		452,574	*
Mary Beth West	7,107		7,107	*
Named Executive Officers(7)(11):
Robert B. Cavanaugh	249,813		232,665	*
Thomas M. Nealon	36,815		19,907	*
Michael T. Theilmann	162,383		140,692	*
All present directors and executive officers as a group(7)	1,717,697		1,229,203	*

*	Less than 1%.

(1)	Calculated based on Rule 13d-3(d)(i) using the number of outstanding shares of common stock as of March 16, 2009.

(2)	Based on information set forth in Amendment No. 1 to Schedule 13G filed with the SEC on February 13, 2009 by AXA Financial, Inc. and certain related entities reporting sole power to vote or direct the vote of 18,601,146 shares of JCPenney common stock and sole power to dispose or direct the disposition of 24,988,629 shares of JCPenney common stock. The address of AXA Financial, Inc. is 1290 Avenue of the Americas, New York, New York 10104.

(3)	The trust maintained under the Savings Plan holds these shares. The address for the Savings Plan is 6501 Legacy Drive, Plano, Texas 75024. The trustee for the Savings Plan trust is State Street Bank and Trust Company, whose address is State Street Financial Center, Boston, Massachusetts 02111.

(4)	Based on information set forth in a Schedule 13G filed with the SEC on February 17, 2009 by Pzena Investment Management, LLC reporting sole power to vote or direct the vote of 13,892,574 shares of JCPenney common stock and sole power to dispose or direct the disposition of 16,316,803 shares of JCPenney common stock. The address of Pzena Investment Management, LLC is 120 West 45th Street, 20th Floor, New York, New York 10036.

(5)	Based on information set forth in a Schedule 13G filed with the SEC on February 17, 2009 by State Street Bank and Trust Company, acting in various fiduciary capacities, reporting sole power to vote or direct the vote of 9,508,901 shares of JCPenney common stock, shared power to vote or direct the vote of 16,656,714 shares of JCPenney common stock and shared power to dispose or direct the disposition of 26,165,615 shares of JCPenney common stock, which includes shares of JCPenney common stock held in trust under the Savings Plan. The address of State Street Bank and Trust Company is State Street Financial Center, Boston, Massachusetts 02111. State Street Bank and Trust Company also provides certain trustee and custodial services for the Company’s pension plan and serves as a lending bank under the credit facility to which the Company and its wholly owned subsidiary, J. C. Penney Corporation, Inc., are parties.

(6)	Based on information set forth in a Schedule 13G filed with the SEC on February 10, 2009 by UBS AG, for the benefit and on behalf of the UBS Global Asset Management Division of UBS AG, reporting sole power to vote or direct the vote of 11,135,474 shares of JCPenney common stock and shared power to dispose or direct the disposition of 12,433,679 shares of JCPenney common stock. The address of UBS AG is Bahnhofstrasse 45, P. O. Box CH-8021, Zurich, Switzerland.

(7)	Except as set forth in the footnotes below, each person has sole investment and voting power with respect to the common stock beneficially owned by such person. Includes only those stock options that are exercisable or become exercisable within 60 days of March 16, 2009. Does not include restricted stock units that will not vest within 60 days of March 16, 2009.

(8)	Includes 2,000 shares of JCPenney common stock pledged as collateral under a line of credit.

(9)	Includes 337 shares of JCPenney common stock with respect to which Mr. Foster shares voting and investment power.

(10)	Includes 1,603 shares of JCPenney common stock that Mr. Turner holds under the Company’s Dividend Reinvestment Plan with respect to which he shares voting and investment power.

(11)	In addition to Mr. Hicks and Mr. Ullman, who each also serve as a director.

EQUITY COMPENSATION PLAN(S) INFORMATION

The following table shows the number of options and other awards outstanding as of January 31, 2009 under the J. C. Penney Company, Inc. 2005 Equity Compensation Plan (2005 Plan) and prior plans, as well as the number of shares remaining available for grant under the 2005 Plan.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	13,407,101	(1)	$42	(2)	8,657,170	(3)

(1)	Includes 1,545,035 restricted stock units, of which 500,000 represent the maximum payout under a performance award for which the performance period ends December 14, 2011.

(2)	Represents the weighted-average exercise price of outstanding stock options only.

(3)	At the May 20, 2005 Annual Meeting of Stockholders, the Company’s stockholders approved the 2005 Plan, which reserved an aggregate of 17.2 million shares of common stock for issuance to Associates and non-employee directors. Since June 1, 2005, all grants have been made under the 2005 Plan. No shares remain available for future issuance from prior plans.

On March 16, 2009, the annual grant of stock options and performance unit awards covering 4,022,644 shares of common stock under the 2005 Plan was made.

PROPOSAL 1—

ELECTION OF DIRECTORS

The terms of each of the current directors set forth below will expire at the 2009 Annual Meeting. Each of these individuals has been nominated by the Board of Directors to serve as a continuing director for a new one-year term expiring at the 2010 Annual Meeting.

In a non-contested election, each director must be elected by the affirmative vote of the majority of the votes cast with respect to that director’s election. Our Bylaws provide that in a non-contested election, any nominee for director that is an incumbent director and does not receive a majority of the votes cast “For” his or her election must promptly tender his or her resignation, and the Board of Directors, excluding the director who tenders his or her resignation, must promptly decide whether to accept or reject the resignation. Absent a compelling reason for the director to remain on the Board, as determined by the other directors in the exercise of their business judgment, the Board shall accept the resignation. The Company will promptly and publicly disclose the Board’s decision, together with an explanation of how the decision was reached.

Each nominee elected as a director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or retirement.

We are not aware of any reason why any of these nominees would not accept the nomination. However, if any of the nominees does not accept the nomination, or is otherwise unavailable for election, the persons designated as proxies will vote for any substitute nominee recommended by the Board.

The Board recommends a vote FOR each of the nominees for director.

Nominees for Director

Colleen C. Barrett, 64

President Emeritus since July 2008, President and Director from 2001 to 2008, Chief Operating Officer from 2001 to 2004 and Corporate Secretary from 1978 to 2008 of Southwest Airlines Co., with which she served in positions of increasing importance since 1978, including Executive Vice President-Customers from 1990 to 2001 and Vice President-Administration from 1986 to 1990.

Director of the Company since 2004.

M. Anthony Burns, 66

Chairman Emeritus since 2002, Chairman of the Board from 1985 to 2002, Chief Executive Officer from 1983 to 2000, and a director from 1979 to 2002 of Ryder System, Inc. (a provider of transportation and logistics services), with which he served in positions of increasing importance since 1974, including its President from 1979 to 1999; Director of Pfizer, Inc. and The Black & Decker Corporation; Life Trustee of the University of Miami.

Director of the Company since 1988.

Maxine K. Clark, 60

Founder and Chief Executive Officer since 1996 and Chairman since 2000 of Build-A-Bear Workshop, Inc., an operator of interactive children’s entertainment retail stores; President and Chief Merchandising Officer of Payless ShoeSource, Inc., from 1992 until 1996; Executive Vice President for Venture Stores, Inc., from 1988 until 1992; Member of the Board of Trustees of the University of Georgia and Washington University; Former Member of the Board of Trustees of the International Council of Shopping Centers; Chair of Teach for America, St. Louis and National Board Member, Teach for America; Member of the Board of KETC-TV Public Television, St. Louis.

Director of the Company since 2003.

Thomas J. Engibous, 56

Retired Chairman of the Board, Director from 1996 to 2008 and President and Chief Executive Officer from 1996 to 2004, of Texas Instruments Incorporated (electronics), with which he served in positions of increasing importance since 1976, including as an Executive Vice President from 1993 to 1996; Chairman Emeritus of the Board of Catalyst; Member of The Business Council; Member of the National Academy of Engineering.

Director of the Company since 1999.

Kent B. Foster, 65

Retired Chairman of the Board, Director from 2000 to 2007, and Chief Executive Officer from 2000 to 2005, of Ingram Micro Inc. (wholesale distributor of technology); President of GTE Corporation (telecommunications) from 1995 to 1999; Vice Chairman of the Board of Directors of GTE Corporation from 1993 to 1995; President of GTE Telephone Operations Group from 1989 to 1995; Director of New York Life Insurance Company.

Director of the Company since 1998.

Ken C. Hicks, 56

President and Chief Merchandising Officer of the Company since 2005; President and Chief Operating Officer of Stores and Merchandise Operations of the Company from 2002 through 2004; President of Payless ShoeSource, Inc. from 1999 to 2002; Director of Avery Dennison Corporation.

Director of the Company since 2008.

Burl Osborne, 71

Retired Chairman of the Board, Director from 1993 to 2007 and former member of the Executive Committee of The Associated Press; President, Publishing Division from 1995 to 2001 and Director from 1987 to 2002 of Belo Corp.; Publisher from 1991 to 2001 of The Dallas Morning News, with which he served in positions of increasing importance since 1980, including President and Editor from 1986 to 1991; Director of GateHouse Media, Inc.; Retired Trustee and Former Chairman of the Belo Foundation; Former Director and Chairman of the Southern Newspaper Association; Former Director of the Newspaper Association of America; Director of Committee to Protect Journalists.

Director of the Company since 2003.

Leonard H. Roberts, 60

Retired Chairman and Chief Executive Officer of RadioShack Corporation (consumer electronics), with which he served as Executive Chairman of the Board from 2005 to 2006, Chairman of the Board and Chief Executive Officer from 1999 to 2005, President from 1993 to 2000, and a Director from 1997 to 2006; Chairman and Chief Executive Officer of Shoney’s, Inc. (restaurants) from 1990 to 1993; President and Chief Executive Officer of Arby’s, Inc. from 1985 to 1990; Member of Executive Board of Students in Free Enterprise; Director of Tarrant County Safe City Commission; Vice Chairman of the Board of Directors of Texas Health Resources; Director of Rent-A-Center, Inc.

Director of the Company since 2002.

Javier G. Teruel, 58

Partner of Spectron Desarrollo, SC, an investment management and consulting firm; Retired Vice Chairman (2004 to 2007) of Colgate-Palmolive Company (consumer products), with which he served in positions of increasing importance since 1971, including as Executive Vice President responsible for Asia, Central Europe, Africa and Hill’s Pet Nutrition, as Vice President of Body Care in Global Business Development in New York, as President and General Manager of Colgate-Mexico, as President of Colgate-Europe, and as Chief Growth Officer responsible for the company’s growth functions; Director of Starbucks Corporation, The Pepsi Bottling Group, Inc. and Corporacion Geo S.A.B. de C.V.

Director of the Company since 2008.

R. Gerald Turner, 63

President of Southern Methodist University since 1995; Chancellor of the University of Mississippi from 1984 to 1995; Co-Chairman, Knight Commission on Intercollegiate Athletics since 2005; Director of Kronos Worldwide, Inc. and American Beacon Funds.

Director of the Company since 1995.

Myron E. Ullman, III, 62

Chairman of the Board and Chief Executive Officer of the Company since 2004; Directeur General, Group Managing Director, LVMH Moët Hennessy Louis Vuitton (luxury goods manufacturer/retailer) from 1999 to 2002; President of LVMH Selective Retail Group from 1998 to 1999; Chairman of the Board and Chief Executive Officer, DFS Group Ltd. from 1995 to 1998; Chairman of the Board and Chief Executive Officer of R. H. Macy & Company, Inc. from 1992 to 1995; Director of Starbucks Corporation; Chairman of the Board and Chairman of the Executive Committee of the National Retail Federation; Chairman of the Board of Mercy Ships International; Director of the Federal Reserve Bank of Dallas.

Director of the Company since 2004.

Mary Beth West, 46

Executive Vice President and Chief Marketing Officer since 2007 of Kraft Foods Inc. (branded foods and beverages), with which she has served in positions of increasing importance since 1986, including Group Vice President and President, Kraft Foods North American Beverage Sector from 2006 to 2007; Group Vice President and President, Kraft Foods North America Grocery Segment from 2004 to 2006; Senior Vice President and General Manager, Meals Division from 2001 to 2004; and Vice President, New Meals Division from 1999 to 2001; Member of the Executive Leadership Council and Foundation.

Director of the Company since 2005.

COMPENSATION DISCUSSION AND ANALYSIS

What are the Philosophy and Objectives of our Compensation Program?

Philosophy. Our compensation philosophy is integrated with JCPenney’s core values and business strategy. Our core values were first stated in The Penney Idea, which was adopted in 1913 and which includes the principle that we will “reward men and women in our organization through participation in what the business produces.” In 2005, we built on this heritage by adopting our “WINNING TOGETHER” Principles, which are set forth on the outside back cover of this proxy statement and which describe the core values of our Company.

Our Company’s business strategy is set forth in our Long Range Plan, which lays out our goals and initiatives in becoming the preferred shopping choice for Middle America. The four key strategies of the Long Range Plan consist of:

•	Developing an emotional connection with our customers that is strong and enduring;
•	Inspiring our customers with our merchandise and services;
•	Becoming the preferred choice for a retail career; and
•	Establishing JCPenney as the growth leader in the retail industry.

Although the Long Range Plan continues to be the foundation of our business strategy, in view of the difficult economic environment that developed in the second half of 2007 and continued through 2008, we have modified our financial and business plans, as well as our expectations, in the near term. Our Bridge Plan is designed to enable the Company to effectively navigate through the current challenging retail environment, while working to improve both the Company’s competitive positioning and market share, until such time as the Company can get back on the trajectory to accomplish our original goals under the Long Range Plan. The objective of the Bridge Plan is to effectively balance support of key merchandise and marketing initiatives with the goal of maintaining a strong financial position.

Our business decisions, including the design and implementation of our compensation program, are driven by our Long Range Plan, our WINNING TOGETHER principles and, during this severe economic downturn, our Bridge Plan.

Objectives. As part of achieving the strategy of becoming the preferred choice for a retail career, we have established two key initiatives:

•	Retaining, attracting and developing the best people in retail; and
•	Building a WINNING TOGETHER culture by offering a meaningful, challenging and exciting place to work.

Accordingly, our compensation program is structured to retain, attract and develop the best people in retail, and to link compensation to performance, through the following objectives:

•	The level of compensation for each position should be competitive based on the skill, knowledge, effort, and responsibility needed to perform the job successfully;
•	A substantial portion of compensation should depend on our overall company financial performance; and
•	Individual results should be rewarded by recognizing individual performance.

How Do We Set Executive Compensation?

Role of Management and the Human Resources and Compensation Committee. The Human Resources and Compensation Committee of the Board of Directors is responsible for establishing and implementing our executive compensation program. Each member of the Committee is independent under the listing standards of The New York Stock Exchange.

The Committee determines compensation for each executive officer other than the Chief Executive Officer (CEO). The CEO’s compensation is determined by all of the independent directors of the Board.

Management makes recommendations to the Committee regarding the design and implementation of our executive compensation program. Management works with its outside executive compensation consultant (Mercer LLC) in making recommendations that are consistent with the Company’s philosophy and objectives. Mercer does not work for the Committee or the Board of Directors in any capacity.

As part of the Committee’s deliberations, the CEO makes compensation recommendations for the executive officers other than himself, including the other executives named in the Summary Compensation Table (named executive officers). The recommendations include the CEO’s evaluation of individual performance against previously set individual performance objectives for each of the named executive officers, other than himself. The Committee considers these recommendations in making its determinations.

In evaluating management’s recommendations, the Committee engages an independent consultant (James F. Reda & Associates, LLC) to assist in its deliberations and decision-making. The Committee has sole authority to retain and terminate its consultant and sole authority to approve the fees and other retention terms of the engagement. This independent consultant reports directly to the Committee and neither he nor his firm work for the Company’s management in any capacity.

Market Benchmarking.  We compete against a broad array of companies for executive talent. Accordingly, each year we benchmark the competitiveness of our various compensation programs against the compensation programs of selected peer companies.

For 2008, the following companies constituted the peer group for benchmarking purposes:

• Apple Computer Inc	• Kellogg Co	• PepsiCo Inc
• Best Buy Co., Inc.	• Kimberly-Clark Corp	• Sears Holdings Corp
• Colgate-Palmolive Co	• Kohl’s Corp	• Staples Inc.
• Costco Wholesale Corp	• Kraft Foods Inc	• Starbucks Corp
• CVS Corp	• Limited Brands Inc.	• Starwood Hotels & Resorts Worldwide
• Disney (Walt) Co	• Lowe’s Cos Inc.	• Target Corp
• Gap, Inc. (The)	• Macy’s Inc.	• Walgreen Co
• General Mills Inc.	• Marriott International Inc.
• Home Depot Inc. (The)	• McDonald’s Corp
• Nike Inc

These companies represent a combination of select retail and high brand value companies with median revenues of $24.6 billion and an average employee count of 150,000. In 2008, JCPenney’s revenues were $18.5 billion and at fiscal year-end, we had approximately 147,000 employees.

We seek to have target compensation be at or near the 50th percentile of compensation for the peer group. The Committee was provided market pay data obtained by Mercer for the peer group. In setting the compensation of each named executive officer, the Committee, with the assistance of James F. Reda, made its own determination as to the relevance of data for the peer group, considering (i) the transferability of managerial skills, (ii) the relevance of the named executive officer’s experience to other potential employers, and (iii) the readiness of the named executive officer to assume a different or more significant role within the Company.

As part of the annual review process, the Committee reviews the peer groups being used and the companies in the peer groups. For 2009, the Committee has determined not to make any changes to the peer group for benchmarking purposes.

Internal Pay Relationships.  Our compensation philosophy is centered on offering a competitive target compensation package to each of the named executive officers based on the market within which we compete for talent. The Committee, and with respect to the CEO, all of the independent directors, then adjust pay for each named executive officer based on individual performance. The differences in pay between the named executive officers relative to each other as well as the CEO are based on market differences for the particular job, job responsibilities and scope, and adjustments for individual performance rather than a pre-determined ratio or multiple.

Tax Deductibility.  Section 162(m) of the Internal Revenue Code (Code) places a limit of $1,000,000 on the amount of compensation that we may deduct in any given year with respect to the CEO and certain of our other most highly paid executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Our stock option awards and performance-based restricted stock unit awards generally are performance-based compensation meeting those requirements and, as such, are typically fully deductible. Our annual base salary, cash incentive compensation, and time-based restricted stock units are generally subject to the Section 162(m) deduction limitations. To maintain flexibility in compensating executive officers in view of the overall objectives of our compensation program, the Human Resources and Compensation Committee has not adopted a policy requiring that all compensation be tax deductible.

Financial Restatement.  As noted above, one of the objectives of our compensation program is to make a substantial portion of compensation dependent on the Company’s overall financial performance. In the event of a financial restatement arising out of willful actions or gross negligence, the Human Resources and Compensation Committee would determine the appropriate action. This could include requiring previously awarded equity-based compensation to be relinquished and/or previously paid cash compensation to be repaid.

What are the Principal Elements of our Compensation Program?

There are three principal components of our executive compensation program:

•	Base salary;
•	Annual cash incentive awards; and
•	Long-term incentive awards, currently delivered in the form of equity awards.

In keeping with the objectives of the compensation program, the majority of the compensation opportunity for our executive officers is based on performance. For 2008, at a target level of performance and payout, 76% of the CEO’s total direct compensation and, on average, 75% of the remaining named executive officers’ total direct compensation was at-risk. At a target level of performance, the plans are designed to reward executives with pay that is competitive with the 50th percentile of the market. The plans are leveraged in such a way that outstanding performance results in pay that is above the 50th percentile of the market and poor performance results in pay that is below the 50th percentile. We believe that the combination of annual cash incentive awards and long-term incentive awards strikes the appropriate balance between the near-term focus on Company sales, profitability and individual performance and the long-term focus on stockholder value creation.

Base Salary.  We pay base salaries that are competitive based on market data for comparable positions at companies in our peer group. We review base salaries, which are benchmarked against median market data for the position, annually. Once base salary has been fixed, it does not change based on Company performance. Merit increases are intended to reward individual performance consistent with our WINNING TOGETHER Principle of paying for performance. They are also intended to ensure that the individual’s base salary remains competitive for the position and level of responsibility. The Summary Compensation Table presents the named executive officers’ actual salaries for 2008. The Committee, and with respect to the CEO, the independent directors, determined that base salaries for the named executive officers would remain unchanged for 2009.

Annual Cash Incentive Awards.  Annual cash incentive compensation is determined and paid pursuant to our Management Incentive Compensation Program. This program provides named executive officers as well as other management Associates the opportunity to earn cash awards based on the achievement of specified Company and individual goals for the year. For the named executive officers, in 2008, the program provided that 50% of the award was based on individual performance and 50% was based on Company performance, in both cases in relation to pre-established goals.

Each component of the award (sales, operating profit, and individual performance) has a separate payout opportunity. The funding pools for the sales and operating profit payouts are determined in accordance with the respective matrices for such components. Since the Company did not achieve its minimum sales and operating profit targets for 2008, there was no payout with respect to these components of the award. The total funding pool for the individual component of the award is determined by the CEO for participants who are not executive officers. The Committee determines the funding pool for the individual component for executive officers and the independent directors of the Board determine the funding of the individual component for the CEO.

The program structure provides each participant with a “target incentive opportunity.” This target is a percentage of the individual’s base pay and is based on the range of competitive market data for the position. For 2008, the target incentive opportunities for the named executive officers ranged from 50% to 125% of base salary. For the named executive officers other than the CEO, the target incentive opportunity is set by the Human Resources and Compensation Committee based upon its evaluation of the recommendations of the CEO. The target incentive opportunity for the CEO is set by all of the independent directors of the Board. The Committee, and with respect to the CEO, the independent directors, determined that target incentive opportunity percentages for 2009 for the named executive officers would remain unchanged.

Performance goals for each component of the award are established at the beginning of the fiscal year. At the end of the fiscal year, a payout factor is calculated for each component. In each case, the factor can range from 0 to 200% of the target incentive opportunity. The payout factor for the individual component is based on the individual’s performance measured against the participant’s annual performance objectives. Annual performance objectives for the named executive officers other than the CEO vary by individual and include the achievement of strategic, operational and financial goals relating to the individual’s function and responsibilities within the organization. There is no predetermined weighting for the various objectives considered by the Committee. The payout factor for the Company component is based on the Company’s actual results in relation to its goals for sales and operating profit that were set at the beginning of the year. For this purpose operating profit is defined as earnings from continuing operations before interest, income taxes, the change in the LIFO reserve (year-over-year), and real estate and other, net. The payout matrices for the sales and operating profit components are approved by the Committee, and with respect to the CEO, the independent directors of the Board.

The final payout is determined pursuant to the following calculation:

Total Payout = (50% × target incentive opportunity × Individual Payout Factor) + (50% × target incentive opportunity × Company Payout Factor).

Awards, if any, are paid within two and one half months following the end of the year in which they are earned.

For 2008, the Company’s performance was:

Measure	Plan (in millions)	Actual (in millions)	% +/- Plan	Weighted Payout Factor
Sales	$20,424	$18,486	-9.5%	0%
Operating Profit	$1,665	$1,110	-33.3%	0%

As noted above, the 2008 sales and operating profit components of the award generated zero payouts. The payouts for 2008 for each of the named executive officers based on their individual annual performance objectives are reflected in the Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation.” The range of potential payouts for each of the named executive officers for 2008 is presented in the Grants of Plan-Based Awards table.

Long-Term Incentive Awards.  Long-term incentive awards are made under our 2005 Equity Compensation Plan. This plan provides equity-based awards to eligible Associates, including the named executive officers, other Company officers, senior management Associates, and store managers. Generally, whether an Associate receives an award and the size of the award are a function of the Associate’s position, performance, and potential.

For 2008, annual long-term incentive awards included:

•	Performance-based restricted stock unit awards;
•	Time-based restricted stock unit awards; and
•	Stock options.

The potential number of performance-based units, time-based units and stock options awarded to each participant was based on a predefined target “equity dollar value” for the participant. The target equity dollar value for each named executive officer is determined by his or her position, taking into consideration competitive market data for comparable positions at companies in our peer group and the Company’s overall equity plan budget for the year.

Consistent with our objective of rewarding individual results, the equity dollar value that a participant receives at grant is based on the participant’s performance and future potential. In 2008, the equity dollar value at grant for each participant generally ranged from 0% to 150% of the target equity dollar value based on individual performance for the previous year. The 2008 equity dollar values for each of the named executive officers were as follows: Mr. Ullman, $8,000,000; Mr. Cavanaugh, $1,450,000; Mr. Hicks, $3,315,000; Mr. Theilmann, $1,265,000; and Mr. Nealon, $750,000. Participants received 25% of their equity dollar value in performance-based restricted stock units, 25% in time-based restricted stock units and 50% in stock options. We believed that this split would best balance the near-term focus on Company profitability, the long-term focus on stockholder value creation, and our compensation objective of retaining and attracting the best people in retail. For purposes of determining the number of stock options to be granted, we divide 50% of the equity dollar value by the fair value of a stock option on the date of grant. Fair value is calculated pursuant to a binomial lattice model, which is the same model used for purposes of measuring compensation expense for stock options in the Company’s financial statements.

In March 2008, the Committee made its 2008 annual equity grant. This grant comprised performance-based restricted stock unit awards covering 383,767 shares of common stock, time-based restricted stock unit awards covering 383,767 shares of common stock and non-qualified options covering 2,196,779 shares of common stock to 1,667 management Associates of the Company. The stock options have an option price of $39.78 per share (the closing price of the Company’s common stock on the date of grant).

On July 24, 2008, in recognition of the challenging macroeconomic and retail environments that have adversely affected the Company’s stock price and to mitigate the risk of losing key talent in light of the difficult retail environment, the Committee made a supplemental annual grant of approximately 1.3 million stock options to selected management Associates at an option price of $30.88. This supplemental annual grant, which vests annually over a three-year period, covered approximately 150 Associates. Messrs. Cavanaugh, Hicks, Theilmann and Nealon were among the Associates who received additional stock options pursuant to this supplemental annual grant. Mr. Ullman did not participate in this grant.

Subsequent to the July supplemental annual grant, the economic environment deteriorated even further. On November 20, 2008, to demonstrate the Board’s commitment to the current senior management team, as well as its confidence in the team’s ability to execute the Bridge Plan despite an extremely challenging climate, the

Committee made an additional supplemental annual grant of approximately one million stock options to approximately 50 key Associates, including Messrs. Cavanaugh, Hicks, Theilmann and Nealon. The Committee approved this grant with the goal of keeping the current management team together for the long term. To that end, the Committee decided that the options, which have an option price of $14.38, will vest 100 percent on the third anniversary of the date of grant. Mr. Ullman also did not participate in this grant.

Mr. Ullman does not have an employment agreement with the Company nor is he covered by severance aside from the Company’s Change in Control Plan. His performance is reviewed on an annual basis by the independent directors of the Board based on specific quantitative hurdles and other factors including competition and the macroeconomic environment.

On December 10, 2008, the independent directors of the Board approved a supplemental annual performance unit grant for the CEO. The purpose of the grant is to provide an incentive for performance during the current economic environment and to recognize Mr. Ullman’s willingness to continue his service to the Company. He will complete five years of service as CEO in December 2009. Including this award with the target amount valued at the closing market price of JCPenney common stock on the date of grant, more than 50 percent of Mr. Ullman’s long-term incentive awards for 2008 were in the form of performance-based equity. It is the present intention of the independent directors that at least 50 percent of all future grants of equity awards to the CEO be in the form of performance-based equity having pre-established performance measures.

The performance period for the CEO’s supplemental annual performance unit award is three years beginning on December 15, 2008 and ending on December 14, 2011. The performance measurement for the award is the Company’s annualized total stockholder return over the performance period, with total stockholder return defined as the Company’s annual stockholder returns for the performance period, assuming reinvestment of dividends on the date paid (assumed to be the ex-dividend date). The annualized stockholder return will be calculated based on the closing price of the Company’s common stock on the last trading day immediately preceding the date of grant and the 60-day trailing average stock price of the Company’s common stock prior to the last day of the performance period.

The target number of shares to be awarded under the grant is 300,000, but the number of shares received may range from 0 to 500,000, depending on the Company’s performance over the performance period. The maximum payout under the award is capped at $25 million based on the closing price of the Company’s common stock on the vesting date for the award, which is December 15, 2011. The actual number of shares earned, if any, will be determined pursuant to the payout matrix set forth below. In the event that the aggregate value of the shares of the Company’s common stock earned in accordance with the payout matrix exceeds $25 million, the number of shares paid will be reduced to comply with this limit.

The payout matrix for the December supplemental annual performance unit award is as follows:

December 2008 Performance Unit Award Payout Matrix

Annualized Total Stockholder Return	Vesting	Number of Shares*
<11.3%	0%	0
11.3%	66 2/3%	200,000
17.9%	100%	300,000
23.3%	133 1/3%	400,000
29.1% or greater	166 2/3%	500,000

*	At the end of the three-year performance period, once the minimum performance (11.3% annualized total stockholder return) has been achieved, the payout will be calculated on a pro-rata basis with a maximum payout of 500,000 shares. In addition, the number of shares paid may be reduced as necessary to comply with the $25 million payout limit.

In the event that Mr. Ullman’s employment with the Company terminates during the performance period due to retirement, death or disability, he will receive a pro-rated portion of the payout determined pursuant to the payout matrix, if any. The proration will be based on the ratio of (a) the number of calendar days from the date of grant to the effective date of termination to (b) the total number of calendar days in the vesting period.

In summary, for Mr. Ullman, the 2008 annual long-term incentive awards that he received consisted of $7.8 million in target amount of performance-based restricted stock units (valued at the closing market price of JCPenney common stock on the date of grant), $4 million in stock options and $2 million in time-based restricted stock units. Relative to 2007, performance-based restricted stock units represented more than 50 percent of the increase in his 2008 equity compensation.

Performance-Based Restricted Stock Units.  Performance-based restricted stock units were granted in March 2008 to reward both individual performance and Company performance (based on earnings per share). The number of performance units granted was a target award which could increase or decrease based on the extent to which the Company achieved the performance measurement established by the Human Resources and Compensation Committee. The performance measurement was set at the beginning of the performance cycle, which was our fiscal year. At the end of the fiscal year, the percent of the target award earned was determined pursuant to a payout matrix that the Committee established. Based on the Company’s results for 2008, none of the performance-based restricted stock units granted in March 2008 were earned.

The payout matrix set forth a range of payout percentages relative to the Company’s actual results for the fiscal year. For 2008, the performance measurement was earnings per share (defined as diluted per common share income from continuing operations, excluding any unusual and/or extraordinary items identified by the Committee). The payout percentages under the payout matrix ranged from 0 to 200%. For participants to receive 100% of the target award for 2008, the Company had to generate earnings per share of $4.00 for the fiscal year and to receive the maximum payout of 200% of the target award, the Company had to generate earnings per share of at least $4.50. To receive any payout for 2008 under this program, the Company had to generate earnings per share of at least $3.50. Fiscal 2008 earnings per share, as determined by the Committee, was $2.54, which generated a zero payout under the program.

Time-based Restricted Stock Units.  For 2008, the Committee, and with respect to the CEO, the independent directors of the Board, added a time-based restricted stock unit component to the long-term incentive program. This change was made to mitigate the risk of losing key talent due to the cyclicality of our business while still retaining a direct link to stock price. Each restricted stock unit represents the right to receive one share of our common stock on the vesting date. The units vest annually over a three-year period provided that the participant remains continuously employed with the Company during that time. Since the units have value in all market conditions, they provide a strong retention mechanism. The ultimate value of the award, however, depends on the market value of our common stock on the vesting date so they also align the interests of the participant with stockholders.

Stock Options.  Stock options are awarded with an exercise price equal to the closing price of JCPenney common stock on the date of grant. Accordingly, stock options have value to the recipient only if the market price of the common stock increases after the date of grant. The stock option awards, which also may be granted to reward individual performance and future potential, are intended to align the executives’ interests with those of our stockholders.

The stock options generally vest annually over a three-year period provided that the participant remains continuously employed with the Company during that time. They generally expire ten years after the date of grant.

Additional Awards.  The Company may grant additional equity awards to recognize increased responsibilities or special contributions, to attract new hires, to retain Associates or to recognize certain other special circumstances.

In March 2008, the Human Resources and Compensation Committee approved a special one time restricted stock unit award for Mr. Nealon in the amount of 12,569 units. This award vests 100% on the third anniversary of the grant date. The Committee approved this award in recognition of Mr. Nealon’s contributions to the Company and to help retain him in the future.

2009 Annual Grant.  On March 16, 2009, the Committee made a 2009 annual grant of non-qualified stock options covering 3,618,300 shares of common stock to 642 management Associates of the Company. The stock options have an option price of $16.09 per share (the closing price of the Company’s common stock on the date of grant). The Committee decided to make the 2009 annual grant to Associates other than the CEO, whose 2009 annual grant is discussed in the next paragraph, entirely in stock options in recognition of the difficulty in setting performance goals in the current volatile economic environment and to focus Associates’ efforts on long-term goals in the face of such near-term volatility.

Also on March 16, 2009, the independent directors made a 2009 annual grant to Mr. Ullman comprised of performance-based restricted stock units covering 149,161 shares of common stock and non-qualified stock options covering 255,183 shares of common stock. As with the stock options granted to other Associates in the 2009 annual grant, the stock options granted to Mr. Ullman have an option price of $16.09 per share.

The performance period for Mr. Ullman’s performance unit award is three years beginning March 16, 2009 and ending March 15, 2012. As with Mr. Ullman’s December 2008 grant, the performance measurement for the 2009 performance unit award is the Company’s annualized total stockholder return over the performance period, calculated based on the closing price of the Company’s common stock on the last trading day immediately preceding the date of grant and the 60-day trailing average stock price of the Company’s common stock prior to the last day of the performance period. The minimum performance level required to achieve 100% payout of the award is 11.3% annualized total stockholder return. If the annualized total stockholder return is less than 11.3%, no portion of the performance unit award will be earned. The maximum payout is 100% of the performance units awarded. In the event that Mr. Ullman’s employment with the Company terminates during the performance period due to retirement, death or disability, he will receive a pro-rated portion of the payout at the end of the performance period, if any. The proration will be based on the ratio of (a) the number of calendar days from the date of grant to the effective date of termination to (b) the total number of calendar days in the vesting period.

The independent directors made the 2009 annual grant to Mr. Ullman to align his interests with the long-term interests of stockholders and to reflect their strong desire to retain Mr. Ullman’s services in the future.

For equity awards outstanding for each of the named executive officers as of the end of fiscal 2008, see the Outstanding Equity Awards at Fiscal Year-End table. Actual awards vesting, earned or exercised during the fiscal year are presented in the Option Exercises and Stock Vested table.

Equity Award Grant Policy.  The Human Resources and Compensation Committee has adopted a Policy Statement which sets forth its practices regarding the timing of, and approval process for, equity awards.

Grant	Grant Date
Annual grant	Third full trading date after Committee approval
Off-cycle grants other than to new hires	Third full trading date following public release of earnings for the fiscal quarter in which the award is approved
Off-cycle grants for new hires	Third full trading date following the public release of earnings for the later of the fiscal quarter in which (a) the award is approved or (b) the Associate’s employment with the Company begins

The Committee also adheres to the following approval policies in making equity awards to Associates:

•	Equity awards to the CEO must be approved by the independent directors of the Board.
•	Equity awards to executive officers other than the CEO, including new hires, must be approved by the Committee.
•	The aggregate annual grant of equity awards to Associates must be approved by the Committee.
•	The authority to approve equity awards to new hires who are not executive officers has been delegated by the Committee to the CEO.
•	The authority to approve off-cycle equity awards to Associates who are not executive officers has been delegated by the Committee to the CEO.

Stock Ownership Goals.  JCPenney strives to align pay with the long-term interests of stockholders. The Board of Directors has adopted formal stock ownership goals for senior executives of the Company. The stock ownership goals specify that, within a five-year period, executives should hold an amount of Company stock having a value of:

•	CEO: five times base salary
•	President and Chief Merchandising Officer: three times base salary
•	Executive Vice President: one times base salary
•	Senior Vice President serving on the Executive Board (which is the Company’s senior management leadership team): one times base salary

In addition to directly owned stock, shares held in Company qualified and non-qualified savings plans are included in calculating ownership levels. Unvested awards and unexercised stock options do not count toward the ownership goals. All of the named executive officers either have met, or are on track to meet, these goals.

How was the CEO’s Compensation Determined?

Mr. Ullman, the Company’s CEO, does not have an employment contract or an Executive Termination Pay Agreement (discussed in more detail under “Potential Payments and Benefits on Termination of Employment”). The independent directors of the Board review and evaluate the CEO’s performance in relation to the performance objectives set for him at the beginning of the year. The Committee, based on that evaluation as well as market data provided by the Committee’s consultant, then makes a recommendation to the other independent directors of the Board regarding the CEO’s compensation. All of the independent directors of the Board, including the members of the Committee, then make the final determination regarding the CEO’s compensation.

In evaluating Mr. Ullman’s 2008 performance, the independent directors of the Board considered the Company’s financial results within the context of the Bridge Plan as well as execution of the four key strategies of the Company’s Long Range Plan. Although the Company did not meet its pre-determined financial goals, Mr. Ullman’s leadership and clear articulation of the Bridge Plan in the face of an extremely challenging retail environment in 2008 marked by a sharp decline in consumer spending enabled the Company to end the year in a strong financial position with the flexibility to continue to execute its initiatives. Specifically, the directors focused on the following achievements for 2008:

•	Developing an emotional connection with our customers that is strong and enduring:

•

The Company successfully launched its CustomerFIRST initiative, empowering Associates to deliver on the promise of “highly satisfying” customers. The result was a six-point improvement in the Company’s overall satisfaction score with customers, as measured by the percentage of customers who strongly agreed that they were satisfied with their JCPenney shopping experience in the Company’s online customer satisfaction survey.

•

The Company significantly improved its Customer Service rankings, with a #1 ranking in customer service among department store retailers and #7 among all retailers in the National Retail Federation Foundation/American Express 2008 Customer Service Survey.

•

The Company effectively rolled out its “JCP Rewards” loyalty program to reward customers for regularly shopping at JCPenney while building long-term customer loyalty, registering over one million members in its first year.

•	Inspiring our customers with our merchandise and services:

•

The Company continued to deliver newness and excitement in its merchandise assortments with the development and launch of private brands Decree, Linden Street and Xersion and introduction of exclusive brand Fabulosity.

•	The Company significantly updated and expanded two of its twelve “Power” brands, Worthington for women and Stafford for men.
•	The Company accelerated its roll-out of its highly successful Sephora inside JCPenney concept, with 91 locations at year-end.

•	Becoming the preferred choice for a retail career:

•

Associate engagement (the extent to which our Associates are enthusiastic and committed to their work as measured in our annual survey) continued to improve, up two points over last year despite the difficult sales environment.

•	The Company improved the diversity of its store and senior management teams, conducted diversity training for 30,000 Associates, and held its first ever “Diversity Summit” at its Home Office.
•	The Company experienced a substantial decline in Associate turnover, which both supports improvement in our customer service as well as reduces training costs for new hires.

•	Establishing JCPenney as the growth leader in the retail industry:

•

The Company recorded a positive contribution to cash flow from operating activities less capital expenditures, net of proceeds from the sale of assets, and dividends of $21 million, despite a $1.374 billion decline in sales versus 2007, and ended the year with approximately $2.4 billion in cash on its balance sheet.

•

The Company effectively managed its inventory, ending the year with comparable store inventory approximately 13.5 percent lower than the previous year, in line with expected sales trends for the near term.

•	The Company successfully controlled its operating expenses despite the incremental expenses associated with opening 26 new stores, net of closings and relocations.

As a result of their evaluation, while recognizing that the Company failed to meet the pre-determined thresholds for earning incentives for financial performance, the independent directors determined that Mr. Ullman’s 2008 annual cash incentive award should be $1,406,250 based on his outstanding performance relative to his annual individual performance objectives. Furthermore, for 2009, the independent directors considered their overall assessment and comparable data from a select group of peer companies and determined that for the coming year, Mr. Ullman’s base salary of $1,500,000 should remain unchanged and his performance-based target cash incentive opportunity should remain unchanged at 125 percent of his base salary. The directors also determined that Mr. Ullman’s long term incentive opportunity should be $4 million, delivered 60 percent in the form of performance-based restricted stock units and 40 percent as stock options. The directors felt that this split, over half of which is in the form of performance-based equity, appropriately aligns Mr. Ullman’s interests with the long-term interests of the Company’s stockholders. The dollar value of this long-term incentive award is one-half that of 2008.

In making their determinations, the independent directors recognized Mr. Ullman’s successful execution of the Bridge Plan and the Long Range Plan in the face of an unprecedented and extremely challenging economic environment. In addition, the determinations of the independent directors reflected their strong desire to retain Mr. Ullman’s services in the future, as well as his willingness to continue to lead the Company through this difficult period.

What are our Other Compensation Program Elements?

In addition to the three principal components of our compensation program, we also offer the following to our executive officers:

•	Retirement benefits
•	Health and welfare benefits, including medical and dental benefits, paid time off, and group term life insurance benefits
•	Termination arrangements
•	Perquisites.

Retirement Benefits.  We provide certain retirement benefits to our Associates that are designed to help us attract and retain the best people in retail. As with the principal components of our compensation program, our retirement benefits are intended to provide an industry competitive level of benefits.

The principal retirement benefits that we currently offer to our Associates are our defined contribution 401(k) plan (Savings Plan) and, for Associates earning more than the IRS compensation limit for qualified plans, our non-qualified defined contribution plan (Mirror Savings Plan). Both the Savings Plan and Mirror Savings Plan offer eligible Associates the opportunity to defer a portion of their base salary and annual cash incentive compensation as a means for retirement.

We also maintain certain retirement plans which were created in prior periods in connection with the Company’s compensation philosophy and goals at the time. These legacy plans include a tax-qualified defined benefit Pension Plan (Pension Plan) and a nonqualified “excess” defined benefit plan (Benefit Restoration Plan or BRP), both of which were closed to new Associates effective January 1, 2007. The legacy plans also include a Supplemental Retirement Program (SRP), which was closed to new Associates effective January 1, 1996.

Because each of the named executive officers commenced employment with the Company before January 1, 2007, each of them is eligible to participate in the Pension Plan and BRP. As of the date of this Proxy Statement, Messrs. Cavanaugh and Hicks are the only named executive officers who are vested in the Pension Plan and BRP. Mr. Cavanaugh is the only named executive officer eligible to participate in the SRP.

The Pension Plan, BRP and SRP are discussed in more detail in the narrative following the Pension Benefits table. The Mirror Savings Plan is discussed in more detail in the narrative following the Nonqualified Deferred Compensation table.

Health and Welfare Benefits.  Our executive officers are entitled to participate in active Associate health and welfare benefit plans, including paid time off, medical, dental, group term life insurance, long-term care insurance, and disability insurance, on the same terms and conditions as those made available to Associates generally. The Company also provides a retiree life insurance benefit in which retirees can enroll in group term life insurance at group rates. We provide these benefits as part of a competitive package of health and welfare benefits in an effort to attract and retain the best people in retail.

For eligible Associates hired before January 1, 2002, we also provide retiree medical and dental benefits. Under this program, the Company pays a portion of the premium for post-retirement medical coverage up to age 65. The Company does not pay any portion of the premium for post-retirement dental coverage. Mr. Cavanaugh is the only named executive officer eligible for retiree medical and dental benefits.

Termination Arrangements.  We do not have employment agreements with our executive officers; however, in order to attract and retain the best people in retail, we recognize the need to provide protection to our executives in the event of termination of employment without cause or following a change in control of the Company. Accordingly, we have put in place separate arrangements consisting of individual Executive Termination Pay Agreements and a Change in Control Plan to address termination situations not precipitated by the conduct of the executive officer.

The Executive Termination Pay Agreement provides severance benefits to the executive in exchange for the executive’s agreement to comply with certain covenants. The benefits payable under the Executive Termination Pay Agreement are not available if the executive receives the benefits under the Change in Control Plan. The Company and the CEO have agreed not to enter into an Executive Termination Pay Agreement.

For executives serving on the Company’s Executive Board, the Company maintains a Change in Control Plan that provides benefits if the executive’s employment is involuntarily terminated within two years following a change in control of the Company. The plan also entitles participants to receive a tax gross-up payment in respect of any excise taxes imposed on the benefits payable under the plan. The plan further provides that benefits under the plan may be reduced to keep benefit payments under the threshold that would trigger an excise tax and gross-up payment. All of the named executive officers participate in this Change in Control Plan.

Participants in the Change in Control Plan are eligible for tax gross-up payments in the event a change in control occurs within five years from the date they became eligible to participate in the plan, subject to existing limitations and conditions. After five years of participation, participants will either receive their full benefit under the plan and pay the excise tax themselves or have their benefit reduced so that no excise tax will apply. The Human Resources and Compensation Committee believes that although such gross-ups are valuable, such payments have diminishing utility over time. The plan also allows any participant to waive his or her right to receive an excise tax gross-up payment under the plan. Mr. Ullman, the Company’s CEO, has elected not to receive any excise tax gross-up with respect to benefits payable to him under the Change in Control Plan.

In October 2008, the Board of Directors adopted a policy that the Company will not enter into future severance arrangements that provide for severance benefits in an amount exceeding 2.99 times the sum of base salary and target bonus (the severance benefits limitation) without obtaining stockholder approval. Pursuant to this policy, the Board has approved the 2009 Change in Control Plan (2009 Plan), which is applicable prospectively for newly appointed Executive Board members. The 2009 Plan is similar to the Change in Control Plan in all respects except that it does not provide for the payment of excise tax gross-ups and it limits benefits to the severance benefits limitation.

Both the Change in Control Plan and the Executive Termination Pay Agreement are described in more detail in “Potential Payments and Benefits on Termination of Employment.”

Perquisites.  Other than those that we believe are necessary for security reasons or are related to unforeseeable circumstances, our perquisites focus on promoting physical well-being and providing limited financial counseling services. We provide these benefits to enable our executives to devote their energy and attention to the Company and fulfillment of our Long Range Plan.

For security purposes, the Board of Directors requires the CEO to participate in a Key Associate Protection Program (KAPP), which is intended to safeguard the CEO and members of his immediate family. The KAPP is a program approved by the Company’s Board of Directors as a result of recommendations contained in an independent, third-party security study.

In fiscal 2008, we provided the following benefits to our executives:

Home Security.  Under the KAPP, the CEO is required to have a home security system in both his principal residence and his family’s principal residence, monthly fees and associated expenses of which are paid by the

Company. For total compensation purposes, we value these benefits based on the actual charges incurred by the Company for the services provided, which is reflected as compensation to the CEO in the Summary Compensation Table below.

Company-Leased Car.  The KAPP program also requires that, for security purposes, the CEO use a Company-leased car for business reasons and commuting to and from the office, as well as non-Company business use. With respect to the CEO’s personal and commuting use of the Company car and driver, the cost of the car lease and fuel were imputed as income and grossed up for tax purposes. As a result of the recommendations contained in the independent, third-party security study, the cost of the drivers was not charged as income for tax purposes.

For purposes of determining the aggregate incremental cost to the Company of the personal use of the Company-leased vehicle, we first calculate the personal mileage attributable to the CEO’s use as a percentage of the vehicle’s overall annual mileage. This percentage is then applied to the annual lease costs of the vehicle and the annual fuel costs of operating the vehicle. The resulting amount, together with the income tax gross-up, is reflected as compensation to the CEO in the Summary Compensation Table below.

Company Aircraft.  In addition, as part of KAPP, the CEO is required to use Company aircraft for all business and personal travel. Moreover, the CEO has a physical condition that significantly limits his mobility. As a result, use of Company aircraft for business and personal travel increases his effectiveness and flexibility in performing his duties. The majority of the CEO’s personal travel is commuting to and from his family’s residence. The Company provides a tax gross-up on income imputed to the CEO for personal use of Company aircraft.

The Company does not generally make Company aircraft available for non-Company business use by Company Associates, other than to the CEO as required by the KAPP program. However, on extremely infrequent occasions, with the approval of the CEO, Company aircraft may be used personally by other Company Associates such as in the event of a family emergency or to accelerate an executive’s return from a personal trip to address a business need. To the extent that a Company Associate incurs taxable income in connection with the use of Company aircraft while addressing a business need, the Company provides a tax gross-up on the amount of imputed income.

For total compensation purposes, we calculate the aggregate incremental cost to the Company of personal use of the Company aircraft by determining the incremental nautical miles flown, including any “deadhead” legs, and multiplying that number by the cost to the Company per nautical mile. A nautical mile is a unit of length used for maritime and aviation purposes. The cost per nautical mile is based on published industry data for each of the airplanes owned and operated by the Company.

The cost per nautical mile excludes fixed costs which do not change based on usage, such as pilots’ or other employees’ salaries, purchase costs of the aircraft, or non-trip-related hangar expenses. It is derived from the aircraft’s variable operating costs, which include:

•	Aircraft fuel expenses;
•	Supplies and catering;
•	Crew travel expenses;
•	Landing and parking expenses; and
•	Aircraft maintenance and external labor.

Annual Health Exam and Financial Counseling.  In 2008, the named executive officers were eligible to receive the following perquisites:

•

A taxable allowance of up to $13,550 for a newly eligible participant or up to $9,380 for an existing participant, for financial counseling services, which may include tax preparation and estate planning services (the Company may also reimburse travel and other related out of pocket expenses relating to such services); and

•	An allowance of up to $3,000 for an annual health exam.

Effective January 1, 2008, the Company made a program change to its financial counseling benefit to comply with Section 409A of the Code. Pursuant to this change, the program benefit is now payable on a calendar year basis as opposed to a rolling twelve-month basis measured from the date of election to participate. For 2008, participants who first elected to participate in calendar year 2007 received both the new participant allowance for the rolling twelve-month period measured from their date of election to participate, as well as the existing participant allowance for calendar year 2008. Existing participants in 2007 received only the existing participant allowance for calendar year 2008.

The Company does not provide a tax gross-up on either of these benefits. We value these benefits based on the actual charges incurred by the Company for the services provided, which is reflected as compensation in the Summary Compensation Table below.

REPORT OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE

The Human Resources and Compensation Committee of the Board of Directors assists the Board in discharging the Board’s responsibilities relating to compensation of the Company’s executives, reviews plans and proposals on management succession and major organizational or structural changes, and oversees the administration, financial and investment performance and operation of the Company’s retirement and welfare plans. Each member of the Committee is considered independent for purposes of applicable NYSE listing standards as well as the Standards for Determination of Director Independence. You can learn more about the Committee’s purpose, responsibilities, composition, and other details by reading the Human Resources and Compensation Committee’s charter, which is available online at www.jcpenney.net.

The Human Resources and Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed the same with management. Based on our review and discussions with management, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for 2008 and the Company’s 2009 Proxy Statement. This report is submitted by the following independent directors, who comprise the Human Resources and Compensation Committee:

Burl Osborne (Chair)	Maxine K. Clark
Colleen C. Barrett	R. Gerald Turner
M. Anthony Burns

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)		Total ($)
Myron E. Ullman, III	2008	1,500,000	2,737,106	3,512,033	1,406,250	331,296	537,262	(4)	10,023,947
Chairman and Chief Executive Officer	2007	1,500,000	3,113,725	2,182,482	0	587,422	601,986		7,985,615
	2006	1,500,000	4,392,817	870,439	2,673,750	155,455	791,153		10,383,614

Robert B. Cavanaugh	2008	697,500	260,601	721,274	230,000	313,160	38,472	(5)	2,261,007
Executive Vice President and Chief Financial Officer	2007	685,000	367,547	406,136	0	507,109	16,657		1,982,449
	2006	667,125	611,945	867,117	723,575	742,451	13,869		3,626,082

Ken C. Hicks	2008	885,000	731,100	1,846,727	675,000	190,299	21,530	(6)	4,349,656
President and Chief Merchandising Officer	2007	830,000	890,705	1,071,703	0	85,419	44,951		2,922,778
	2006	791,250	937,753	689,779	1,072,932	95,769	86,179		3,673,662

Michael T. Theilmann	2008	587,500	585,424	848,564	337,500	29,419	24,032	(7)	2,412,439
Executive Vice President, Chief Human Resources and Administration Officer	2007	542,500	996,049	660,206	0	37,224	31,837		2,267,816
	2006	515,000	1,077,103	477,339	550,924	3,159	23,547		2,647,072

Thomas M. Nealon	2008	518,750	868,285	422,211	220,000	21,898	43,744	(8)	2,094,888
Executive Vice President and Chief Information Officer

(1)	See Note 13 to the Consolidated Financial Statements of J. C. Penney Company, Inc. and subsidiaries, as included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009, for a discussion of the assumptions underlying the valuation of stock options. The value of stock awards is based on the market price of JCPenney common stock on the date of grant. As discussed in “Compensation Discussion and Analysis,” none of the performance-based restricted stock unit awards granted in March 2008 were earned.

(2)	The amounts shown in this column reflect payments made under the Company’s Management Incentive Compensation Program.

(3)	Effective with fiscal year 2008, the Company transitioned to a fiscal year-end measurement date with respect to its defined benefit pension and other postretirement plans in accordance with SFAS 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106 and 132(R).” As a result, the amounts shown in this column for 2008 reflect the aggregate change in the actuarial present value from October 31, 2007 to January 31, 2009 (the pension plan measurement date used for financial statement purposes) of the named executive officer’s accumulated benefit under all defined benefit plans in which he or she participates. The Company does not provide above-market or preferential earnings on nonqualified deferred compensation.

(4)	The amount shown in this column for Mr. Ullman includes Company contributions or allocations to Mr. Ullman’s account in the Savings Plan for fiscal 2008 of $10,500. In addition, the amount shown reflects Company matching charitable contributions in the amount of $10,000 on behalf of Mr. Ullman under the Directors’ Matching Fund, which is discussed under “Director Compensation for Fiscal 2008.” It also includes $43,433 for amounts paid by the Company in respect of taxes imputed to Mr. Ullman for personal use of corporate aircraft and ground transportation. The amount shown further includes the value of the following perquisites received by Mr. Ullman: personal use of corporate aircraft, $458,078; ground transportation, $5,131; home security systems, $740; and financial counseling, $9,380. For a discussion of the valuation of perquisites, see “Compensation Discussion and Analysis.”

(5)	The amount shown in this column for Mr. Cavanaugh includes Company contributions or allocations to Mr. Cavanaugh’s accounts in the Savings Plan and Mirror Savings Plan for fiscal 2008 of $12,525 and $15,300, respectively. The amount shown also includes $10,647 for financial counseling services received by Mr. Cavanaugh.

(6)	The amount shown in this column for Mr. Hicks includes Company contributions or allocations to Mr. Hicks’ account in the Savings Plan for fiscal 2008 of $12,150. It also includes $9,380 for financial counseling services received by Mr. Hicks.

(7)	The amount shown in this column for Mr. Theilmann includes Company contributions or allocations to Mr. Theilmann’s account in the Savings Plan for fiscal 2008 of $12,875. It also includes $9,380 for financial counseling services and $1,777 for annual health exam services received by Mr. Theilmann.

(8)	The amount shown in this column for Mr. Nealon includes Company contributions or allocations to Mr. Nealon’s account in the Savings Plan for fiscal 2008 of $13,001. It also includes $17,084 for personal use of corporate aircraft, $13,550 for financial counseling services received by Mr. Nealon and $109 for reimbursement of travel and other out of pocket expenses related to such services.

The following table sets forth for each of the named executive officers the percentage of total compensation attributable to cash compensation (base salary and annual cash incentive compensation) for fiscal 2008.

Name	% of Total Compensation Attributable to Cash Compensation for 2008
Myron E. Ullman, III	29%
Robert B. Cavanaugh	41%
Ken C. Hicks	36%
Michael T. Theilmann	38%
Thomas M. Nealon	35%

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2008

Name	Grant Date(1)	Date of Committee Approval	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards; Number of Shares of Stock or Units (#)	All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Thres- hold ($)	Target ($)	Maximum ($)	Thres- hold (#)	Target (#)	Maximum (#)
Myron E. Ullman, III	3/12/08	3/7/08				0	50,277	100,554				2,000,019
	3/12/08	3/7/08							50,277			2,000,019
	3/12/08	3/7/08								287,770	39.78	4,000,003
	12/15/08	12/10/08				0	300,000	500,000				3,458,468	(5)
	N/A		0	1,875,000	3,750,000

Robert B. Cavanaugh	3/12/08	3/7/08				0	9,113	18,226				362,515
	3/12/08	3/7/08							9,113			362,515
	3/12/08	3/7/08								52,158	39.78	724,996
	7/24/08	7/21/08								50,000	30.88	461,000
	11/20/08	11/17/08								25,000	14.38	160,250
	N/A		0	525,000	1,050,000

Ken C. Hicks	3/12/08	3/7/08				0	20,833	41,666				828,737
	3/12/08	3/7/08							20,833			828,737
	3/12/08	3/7/08								119,245	39.78	1,657,506
	7/24/08	7/21/08								225,000	30.88	2,074,500
	11/20/08	11/17/08								225,000	14.38	1,442,250
	N/A		0	900,000	1,800,000

Michael T. Theilmann	3/12/08	3/7/08				0	7,950	15,900				316,251
	3/12/08	3/7/08							7,950			316,251
	3/12/08	3/7/08								45,504	39.78	632,506
	7/24/08	7/21/08								100,000	30.88	922,000
	11/20/08	11/17/08								100,000	14.38	641,000
	N/A		0	450,000	900,000

Thomas M. Nealon	3/12/08	3/7/08				0	4,713	9,426				187,483
	3/12/08	3/7/08							4,713			187,483
	3/12/08	3/7/08							12,569			499,995
	3/12/08	3/7/08								26,978	39.78	374,994
	7/24/08	7/21/08								100,000	30.88	922,000
	11/20/08	11/17/08								100,000	14.38	641,000
	N/A		0	262,500	525,000

(1)	The Human Resources and Compensation Committee of the Board has adopted a policy that the grant date for annual grants of equity awards to Associates shall be the third full trading date following approval of the grant by the Committee.

(2)	Grants of awards under the Company’s Management Incentive Compensation Program.

(3)	Grants of awards under the Company’s 2005 Equity Compensation Plan. Payouts represent the number of performance-based restricted stock units to be received at threshold, target and maximum award levels.

(4)	The grant date value is calculated in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment.” As discussed in “Compensation Discussion and Analysis,” none of the performance-based restricted stock unit awards granted in March 2008 were earned. In addition, based on the closing market price of the Company’s common stock as of the end of fiscal 2008, except for the November 20, 2008 grant, the stock options granted in 2008 were under water.

(5)	The closing market price of JCPenney common stock on the date of grant of Mr. Ullman’s December performance-based restricted stock unit award was $19.58.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2008

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have not Vested (#)		Market Value of Shares or Units of Stock that have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(1)
Myron E. Ullman, III
2004					84,878	(2)	1,421,707
2004					32,119	(3)	537,993
2006	125,156	62,579	60.50	3/21/16	34,162		572,214
2007	67,170	134,341	78.50	3/13/17
2008		287,770	39.78	3/11/18	51,265		858,689	300,000	5,025,000

Robert B. Cavanaugh
1999	11,250		36.0625	2/28/09
2004	75,000		31.06	2/28/14
2005	75,000		44.69	2/27/15
2006	23,988	11,994	60.50	3/21/16	6,547		109,662
2007	11,335	22,670	78.50	3/13/17
2008		52,158	39.78	3/11/18	9,292		155,641
2008		50,000	30.88	7/23/18
2008		25,000	14.38	11/19/18

Ken C. Hicks
2004	60,000		31.06	2/28/14
2005	50,000		41.87	1/2/15
2005	8,499		44.31	2/15/15
2006	29,203	14,602	60.50	3/21/16
2006	19,936	9,968	62.50	7/31/16	7,971		133,514
2007	25,189	50,378	78.50	3/13/17	19,746		330,746
2008		119,245	39.78	3/11/18	21,242		355,804
2008		225,000	30.88	7/23/18
2008		225,000	14.38	11/19/18

Michael T. Theilmann
2005	70,000		50.28	5/31/15	18,889	(4)	316,391
2006	20,859	10,430	60.50	3/21/16	5,694		95,375
2007	9,236	18,472	78.50	3/13/17	9,873		165,373
2008		45,504	39.78	3/11/18	8,106		135,776
2008		100,000	30.88	7/23/18
2008		100,000	14.38	11/19/18

Thomas M. Nealon
2006					7,588	(5)	127,099
2007	5,457	10,916	78.50	3/13/17
2008		26,978	39.78	3/11/18	4,805		80,484
2008		100,000	30.88	7/23/18	12,816		214,668
2008		100,000	14.38	11/19/18

(1)	Based on the closing market price of JCPenney common stock on January 30, 2009, which was $16.75.

(2)	Represents award of 80,299 restricted stock units granted to Mr. Ullman on December 1, 2004, which is fully vested but is not payable until six months after termination of employment. Also includes additional restricted stock units attributable to dividend equivalents paid on this award.

(3)	On December 1, 2004, in connection with his employment with the Company, Mr. Ullman received a restricted stock award for 160,599 shares of JCPenney common stock. This award vests 20% per year over five years. The amount shown represents the unvested portion of the award as of the last day of fiscal 2008.

(4)	On June 1, 2005, Mr. Theilmann received 17,971 restricted stock units which will vest 50% on June 1, 2015, 25% on June 1, 2020, and 25% on June 1, 2025. The number of units shown includes dividend equivalents paid on this award.

(5)	On October 2, 2006, in connection with his employment with the Company and relinquishment of certain benefits provided by his previous employer, Mr. Nealon received 29,240 restricted stock units which vest 50% on the six-month anniversary of the date of grant and 25% on each of the second and third anniversaries of the date of grant. The amount shown represents the unvested portion of the award plus accumulated dividend equivalents as of the last day of fiscal 2008.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL 2008

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Myron E. Ullman, III	0	0	32,120	(1)	531,586	(2)
			33,503	(3)	1,411,146	(4)

Robert B. Cavanaugh	0	0	6,421	(3)	270,453	(4)

Ken C. Hicks	0	0	7,817	(3)	329,252	(4)

Michael T. Theilmann	0	0	5,584	(3)	235,198	(4)
			10,339	(5)	416,041	(6)

Thomas M. Nealon	0	0	7,525	(7)	246,820	(8)

(1)	Represents portion of restricted stock award granted to Mr. Ullman on December 1, 2004, which was his first date of employment, that vested on December 1, 2008.

(2)	Based on the closing market price of JCPenney common stock on December 1, 2008, which was $16.55.

(3)	Represents portion of 2006 performance-based restricted stock unit award that vested on March 22, 2008.

(4)	Based on the closing market price of JCPenney common stock on March 22, 2008, which was $42.12.

(5)	Represents portion of restricted stock unit award granted to Mr. Theilmann on June 1, 2005, which was his first date of employment, plus accumulated dividend equivalents, that vested on June 1, 2008.

(6)	Based on the closing price of JCPenney common stock on June 1, 2008, which was $40.24.

(7)	Represents portion of restricted stock unit award granted to Mr. Nealon on October 2, 2006 in connection with his employment, plus accumulated dividend equivalents, that vested on October 2, 2008.

(8)	Based on the closing price of JCPenney common stock on October 2, 2008, which was $32.80.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)(3)
Myron E. Ullman, III	Pension Plan	3.0830	63,486
	Benefit Restoration Plan	3.0830	1,010,687

Robert B. Cavanaugh	Pension Plan	29.8333	428,957
	Benefit Restoration Plan	29.8333	2,386,833
	Supplemental	29.8333	2,292,713
	Retirement Program

Ken C. Hicks	Pension Plan	5.3330	67,743
	Benefit Restoration Plan	5.3330	436,273

Michael T. Theilmann	Pension Plan	2.5830	15,569
	Benefit Restoration Plan	2.5830	54,233

Thomas M. Nealon	Pension Plan	1.0830	8,250
	Benefit Restoration Plan	1.0830	13,648

(1)	The number of years of credited service shown in the table is used to calculate the present value of the accumulated benefit.

(2)	The lump sum present value of the accumulated benefit was computed based on the January 31, 2009 measurement date used in the Company’s financial statements for the fiscal year ended January 31, 2009. The assumptions used in calculating the accumulated benefit obligation are also derived from these financial statements and are incorporated herein by reference. All amounts included in the table are projected amounts based on the earliest date that the named executive officer could receive an unreduced benefit from the applicable plan. Amounts are calculated based on actual service and compensation as of the January 31, 2009 measurement date. Amounts for the BRP and SRP are based on the present value of the five year annual installment option. Amounts for the Pension Plan are based on the present value of a single life annuity.

(3)	As of the date of this Proxy Statement, Mr. Cavanaugh and Mr. Hicks are the only named executive officers who are vested in the Pension Plan and BRP. Mr. Ullman, Mr. Theilmann, and Mr. Nealon participate in both the Pension Plan and BRP, however, they have not yet vested in their respective benefits under these plans.

Pension Plan.  The Pension Plan is a tax qualified defined benefit plan intended to provide retirement income to all eligible Associates. To be eligible to participate in the Pension Plan an Associate must:

•	have been hired or rehired before January 1, 2007,
•	be employed at least one year,
•	have 1,000 hours of service, and
•	be at least age 21.

To be vested in a Pension Plan benefit a participant must be employed for at least five years or attain age 65.

The normal retirement age under the Pension Plan is age 65. The normal retirement benefit formula in the Pension Plan is equal to:

•

the average of the participant’s highest five consecutive full calendar years of pay (including salary and incentive compensation actually paid during that year), out of the last ten years of service (average final pay) times 0.75%, plus

•

0.50% of the participant’s average final pay that exceeds the average of the Social Security taxable wage bases in effect for each calendar year during the 35 year period ending on December 31 of the year an Associate reaches the Social Security retirement age, multiplied by

•	The participant’s years of credited service up to 35 years.

Once a participant has at least 25 years of credited service, he or she is eligible for an additional Pension Plan retirement benefit. This additional benefit is equal to 0.25% of his or her average final pay times his or her years of credited service exceeding 25 years, up to a maximum of 10 years.

The above formula computes a benefit intended to be payable for the participant’s life. The primary form of benefit for a single participant is a single life annuity and for a married participant is a 50% qualified joint and survivor annuity. Other annuity benefit payment options are also available. A single life annuity provides a greater annual benefit amount paid over a shorter period of time than a 50% qualified joint and survivor annuity. All benefit payment option forms are actuarially equivalent. The Pension Plan does not provide a lump sum payment unless the monthly benefit amount from the Pension Plan is $100 or less.

Mr. Cavanaugh is the only named executive officer eligible for an early retirement benefit under the Pension Plan since he has attained age 55 and has at least 15 years of service. The Pension Plan early retirement benefit is the normal retirement benefit computed above reduced by:

•	0.3333% for each month between the ages of 65 and 60; and
•	0.4176% for each month between the ages of 60 and 55,

that the participant begins to receive the early retirement benefit.

Benefit Restoration Plan.  The BRP is a non-qualified excess defined benefit plan that provides retirement income to eligible Associates whose Pension Plan benefit is limited by Code limits on compensation ($230,000 for 2008) or maximum annual benefits ($185,000 for 2008). For 2009, these limits have been increased to $245,000 and $195,000, respectively.

The BRP uses the same eligibility, years of credited service, vesting, formula, early retirement reductions and retirement age criteria found in the Pension Plan. The excess benefit over the Code imposed limits in the Pension Plan is paid from the BRP.

The formula computes an age 65 benefit with payments beginning, for the named executive officers, six months after separation from service. The only form of benefit under the BRP is a five year annual installment option, which is not available under the Pension Plan. The five year installment option produces a higher annual payment than a single life annuity or a qualified joint and survivor annuity, but is actuarially equivalent to such payment forms.

If employment terminates for cause, all BRP benefits are forfeited.

Supplemental Retirement Program.  For eligible Associates hired on or before December 31, 1995, we maintain an additional non-qualified benefit plan through the Supplemental Retirement Program for Management Profit-Sharing Associates. The SRP was designed to allow eligible management Associates to retire at age 60 with retirement income comparable to the age 65 benefit provided under the Pension Plan and BRP. At the time of the SRP’s adoption, management Associates typically retired at age 60. The SRP was closed to new entrants on December 31, 1995. Mr. Cavanaugh is the only named executive officer eligible for the SRP.

The normal retirement age under the SRP is 60. The SRP calculates the participant’s annual retirement income target amount as a percentage of the participant’s average final earnings. Average final earnings is the average of the Associate’s three full or partial years of highest earnings (including salary and incentive compensation earned for such year but paid in the following year), taking into account the year of retirement and the previous nine full calendar years of service. The retirement income target is then offset by:

•	Pension Plan benefits,
•	BRP benefits,
•	One-half of the participant’s estimated age 62 Social Security benefit, and
•	An annuity based on the market value of the participant’s Savings Plan and Mirror Savings Plan matching contribution accounts.

After age 60, the SRP benefit decreases as the Associate approaches age 65. The SRP also provides an age 62 Social Security make-up benefit for Associates that retire at or after age 60 but before age 62. If a participant retires at or after age 60 the participant will receive the higher of the benefit amount computed based on the formula for calculating SRP retirement income, or the reduction in the Pension Plan and BRP benefit amounts caused by retirement between age 60 and age 65 under those plans. The SRP also provides an early retirement benefit for Associates between ages 55 and 60 with at least 15 years of service. Mr. Cavanaugh is currently eligible for this benefit.

The SRP formula computes a benefit with payments beginning, for the named executive officers, six months after separation from service. The only form of benefit under the SRP is a five year annual installment option. In addition, if a participant is receiving benefits at the time incentive compensation is paid with respect to the year of retirement, he or she will be entitled to receive a lump sum payment representing the additional benefit due, if any.

The SRP also provides a temporary term life insurance benefit for a participant who retires on or after age 60. Generally, the life insurance coverage amount equals the amount of Company-paid life insurance coverage provided to the participant at the time of retirement. JCPenney pays the premium for this policy.

If employment terminates for cause, all SRP benefits are forfeited.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2008

Name	Executive Contributions in last FY ($)(1)	Registrant Contributions in last FY ($)	Aggregate Earnings in last FY ($)(2)	Aggregate Balance at last FYE ($)(3)
Myron E. Ullman, III	0	0	(166,686)	94,042
Robert B. Cavanaugh	30,600	15,300	(14,205)	109,829
Ken C. Hicks	0	0	(239,023)	354,554
Michael T. Theilmann	0	0	(15,803)	22,998
Thomas M. Nealon	0	0	(1,936)	2,920

(1)	The amounts shown are included in the salary and incentive compensation numbers shown in the Summary Compensation Table.

(2)	These amounts are not included in the Summary Compensation Table since they do not constitute above market interest or preferential earnings.

(3)	The balance reported includes named executive officer contributions to the Mirror Savings Plan; these amounts were included in the Summary Compensation Table as salary and incentive compensation in the fiscal year earned. Registrant contributions to the Mirror Savings Plan for 2008 were included in the All Other Compensation column of the Summary Compensation Table.

Mirror Savings Plan.   The Mirror Savings Plan is a non-qualified defined contribution plan which provides Associates earning more than the Code compensation limit for qualified savings plans (such as the Savings Plan) the opportunity to defer a portion of their base salary and incentive compensation exceeding the compensation limit as a means of saving for retirement. Accordingly, Associates, including named executive officers, earning more than the compensation limit may defer up to 14% of their salary and annual incentive compensation below the Code compensation limit ($230,000 for 2008, $245,000 for 2009) and up to 75% of their compensation above the Code compensation limit through the Mirror Savings Plan.

For 2008, the Company match was $0.50 per dollar deferred up to a maximum of 6% of deferrals on compensation over $230,000. This matching contribution was credited each pay period. The Company may make additional discretionary matching contributions.

For Company contributions made for Plan Years prior to 2007, participants vest in the JCPenney matching contribution and related investment earnings at a rate of 20% per year of service. For Company contributions made for Plan Years 2007 and after, participants become 100% vested in the match after three years of service.

Generally, all unvested matching contributions are forfeited when the participant terminates employment. The Mirror Savings Plan provides that all matching contributions are immediately vested and non-forfeitable if a participant terminates employment due to:

•	Retirement at age 65
•	Qualifying for permanent and total disability while working for the Company,
•	The work unit or type of work the Associate was doing being discontinued (as determined by the Company), or
•	Death.

Deferrals and Company matching contributions are credited to the participant’s Mirror Savings Plan account and invested according to the participant’s investment elections. Earnings on the balance in the participant’s Mirror Savings Plan accounts are based on hypothetical investments in the same funds offered under the Savings Plan.

During the last fiscal year one or more of the named executive officers participating in the Mirror Savings Plan elected to invest their Mirror Savings Plan account balances in the following funds:

Fund	Rate of Return
Funds in place only at beginning of FY (1 month)
Aggressive Fund	(3.39)%
Moderate Fund	(2.29)%
Conservative Fund	(1.48)%
Horizon Fund	(0.68)%
Fidelity Dividend Growth Fund	(4.37)%
T. Rowe Price Blue Chip Growth Fund	(4.50)%
American Century Growth Fund Investor Class	(2.69)%
Vanguard Growth Equity Fund	(4.01)%
Vanguard Equity Income Fund	(5.18)%
T. Rowe Price Small-Cap Stock Fund	(6.53)%
Dreyfus Founders Discovery Fund	(4.38)%
T. Rowe Price Small-Cap Value Fund	(3.44)%
American Century International Growth Fund Investor Class	(0.64)%
Fidelity Diversified International Fund	(0.93)%

Funds in place only at end of FY (11 months)
VFTC Retirement Income II	(13.10)%
VFTC Target Retirement 2005	(17.33)%
VFTC Target Retirement 2010	(21.64)%
VFTC Target Retirement 2015	(24.84)%
VFTC Target Retirement 2020	(27.79)%
VFTC Target Retirement 2025	(30.58)%
VFTC Target Retirement 2030	(33.40)%
VFTC Target Retirement 2035	(35.06)%
VFTC Target Retirement 2040	(34.95)%
VFTC Target Retirement 2045	(35.19)%
VFTC Target Retirement 2050	(35.02)%

Funds in place all FY08
S&P 500 Index Fund	(39.40)%
Russell 1000 Growth Fund	(37.24)%
Russell 1000 Value Fund	(42.65)%
Russell 2000 Fund	(38.09)%
EAFE Fund	(45.03)%
Intermediate Bond Fund	2.27%
Interest Income Fund	4.42%
Penney Common Stock Fund	(63.93)%

Participants can change their investment elections daily.

Generally, a Mirror Savings Plan participant can only receive a distribution following an unforeseen emergency event (as defined under the Code), a change in control, or termination of employment. The only form of payment under the Mirror Savings Plan is a five year annual installment. No withdrawals or distributions were taken during the year by any of the named executive officers.

POTENTIAL PAYMENTS AND BENEFITS ON TERMINATION OF EMPLOYMENT

Under our compensation program, described above in “Compensation Discussion and Analysis,” payments and the provision of benefits can be triggered by the termination of an Associate’s employment. These payments and benefits may vary depending on the reason for termination. The reasons for termination that may trigger different payments and benefits may be classified as follows:

•	Voluntary Resignation
•	Retirement
•	Death
•	Permanent Disability
•	Involuntary Termination without Cause
•	Termination for Cause

The characterization of the termination event and the payments and benefits triggered by termination may also vary depending on whether or not the termination follows a change in control of the Company.

Termination without a Change in Control

In an effort to retain and attract the best people in retail consistent with our Long Range Plan, the Company offers each of its Executive Board members, other than the CEO, the right to enter into an Executive Termination Pay Agreement (Termination Pay Agreement) with the Company. The form of the agreement was reviewed by the Human Resources and Compensation Committee and its independent consultant prior to being recommended to the Board for its approval. The Termination Pay Agreement is intended to provide the executive with severance benefits in exchange for the executive’s agreement to comply with certain covenants. The benefits payable under these agreements are not available if the executive receives the benefits under the Change in Control Plan, which is described later in this section.

The primary purpose of the Termination Pay Agreement is to provide for severance benefits in the event of involuntary termination of the executive’s employment without cause. For purposes of the agreement, cause includes:

•	An intentional act of fraud, embezzlement, theft, or other material violation of law;
•	Intentional damage to the Company’s assets;
•	Intentional disclosure of confidential information in violation of the Company’s policies;
•	Material breach of the executive’s obligations under the agreement;
•	Breach of the executive’s duty of loyalty to the Company;
•	Failure of the executive to substantially perform the duties of his or her job (other than as a result of physical or mental incapacity); or
•	Intentional breach of Company policies or willful misconduct by the executive that is in either case materially injurious to the Company.

Under the Termination Pay Agreements, if an executive is involuntarily terminated without cause, he or she will receive a lump sum payment for services rendered through the termination date, including accrued base salary and pay in respect of earned but unused paid time off.

Conditioned on execution of a release and expiration of the revocation period under the release, but no later than two and one-half months after the year of termination, the executive will also receive:

•

A lump sum cash payment equal to annualized base salary plus target annual cash incentive compensation (at 100% of the target incentive opportunity in effect at the time of termination) with respect to a period of (a) 18 months following termination if the executive is an Executive Vice President or higher of the Company, and (b) 12 months following termination if the executive is a Senior Vice President;

•

A lump sum cash payment equal to the prorated annual cash incentive compensation for the year of termination at 100% of the executive’s target incentive compensation opportunity at the time of termination, less any amount contributed to the Mirror Savings Plan;

•	A lump sum payment in respect of additional paid time off, if any, under the Company’s paid time off policies;
•

A lump sum payment representing the Company-paid portion of the premium toward medical, dental and life insurance coverages for the applicable severance period (18 months for Executive Vice Presidents and 12 months for Senior Vice Presidents), grossed-up for federal income taxes;

•	A lump sum payment of $25,000 toward outplacement and financial counseling services; and
•	Immediate vesting of all long-term incentive stock awards and stock options.

In addition to providing severance payments in the event of an involuntary termination without cause, the Termination Pay Agreement also includes certain limited benefits in the event of death or termination due to permanent disability. In such case, the executive will receive a lump sum cash payment as soon as practicable after termination equal to prorated annual incentive compensation for service during the year at 100% of the executive’s target incentive compensation opportunity, less any amount contributed to the Mirror Savings Plan. These benefits were included in the form of Termination Pay Agreement to replace similar benefits received by certain Company executives under employment contracts which have been phased out as they have expired or been terminated.

By entering into a Termination Pay Agreement, the executive agrees to the following restrictive covenants:

•	Obligation not to disclose confidential or proprietary information of the Company, which continues indefinitely following termination of employment;
•

Obligation to refrain from activities designed to influence or persuade any person not to do business or to reduce its business with the Company, which continues for the applicable severance period following termination of employment;

•

Obligation to refrain from attempting to influence or persuade any of the Company’s employees to leave their employment with the Company and to refrain from directly or indirectly soliciting or hiring employees of the Company, which continues for the applicable severance period following termination of employment; and

•	Obligation not to undertake work for a competing business; which continues for the applicable severance period following termination of employment.

The noncompetition covenant may be waived by the executive; however, he or she must then forego any severance benefits available under the Termination Pay Agreement. In the event the executive breaches any of the covenants listed above, the Company will not be obligated to make any further payments under the agreement and may seek to recover damages from the executive.

Messrs. Cavanaugh, Hicks, Theilmann, and Nealon have Termination Pay Agreements.

In order to describe the payments and benefits that are triggered for each termination event for each of the Company’s named executive officers, we have created a table for each named executive officer estimating the payments and benefits that would be paid under each element of our compensation program. The tables assume that the named executive officer’s employment terminated on January 31, 2009, which is the last day of the Company’s last completed fiscal year.

Myron E. Ullman, III (Chairman and CEO) — Termination without a Change in Control

	Termination Event
Benefit or Payment	Voluntary Resignation	Retirement	Death	Permanent Disability	Involuntary Termination without Cause	Termination For Cause
Base Salary	$0	$0	$0	$0	$0	$0
Annual Cash Incentive	$1,406,250	$1,406,250	$1,406,250	$1,406,250	$1,406,250	$0
Stock Options	$0	$0	$0	$0	$0	$0
Restricted Stock	$2,171,839	$2,171,839	$2,709,832	$2,709,832	$2,171,839	$1,421,723
Pension Plan	$0	$0	$0	$121,845	$0	$0
Benefit Restoration Plan	$0	$0	$0	$0	$0	$0
Supplemental Retirement Program	N/A	N/A	N/A	N/A	N/A	N/A
Mirror Savings Plan	$89,439	$89,439	$92,657	$92,657	$89,439	$89,439
Health and life insurance	$0	$0	$0	$0	$0	$0
Financial Counseling and Outplacement	$0	$0	$9,645	$9,645	$0	$0
Vacation	$37,500	$37,500	$37,500	$37,500	$37,500	$37,500
Total	$3,705,028	$3,705,028	$4,255,884	$4,377,729	$3,705,028	$1,548,662

Robert B. Cavanaugh (CFO) — Termination without a Change in Control

	Termination Event
Benefit or Payment	Voluntary Resignation	Retirement	Death	Permanent Disability	Involuntary Termination without Cause	Termination For Cause
Base Salary	$0	$0	$0	$0	$1,050,000	$0
Annual Cash Incentive	$227,400	$227,400	$504,700	$504,700	$1,292,200	$0
Stock Options	$3,896	$3,896	$3,896	$3,896	$59,250	$0
Restricted Stock	$141,117	$141,117	$141,117	$141,117	$417,960	$0
Pension Plan	$552,747	$552,747	$521,651	$517,197	$552,747	$552,747
Benefit Restoration Plan	$3,110,706	$3,110,706	$2,858,263	$3,110,706	$3,110,706	$0
Supplemental Retirement Program	$1,920,321	$1,920,321	$1,764,481	$1,920,321	$1,920,321	$0
Mirror Savings Plan	$109,814	$109,814	$136,364	$136,364	$136,364	$105,914
Health and life insurance	$13,819	$13,819	$13,819	$13,819	$36,942	$0
Financial Counseling and Outplacement	$9,645	$9,645	$9,645	$9,645	$25,000	$0
Vacation	$72,918	$72,918	$72,918	$72,918	$72,918	$67,308
Total	$6,162,383	$6,162,383	$6,026,854	$6,430,688	$8,674,408	$725,969

Ken C. Hicks (President and Chief Merchandising Officer) — Termination without a Change in Control

	Termination Event
Benefit or Payment	Voluntary Resignation	Retirement	Death	Permanent Disability	Involuntary Termination without Cause	Termination For Cause
Base Salary	$0	$0	$0	$0	$1,350,000	$0
Annual Cash Incentive	$675,000	$675,000	$900,000	$900,000	$2,250,000	$0
Stock Options	$0	$0	$35,062	$35,062	$533,250	$0
Restricted Stock	$0	$0	$345,907	$345,907	$1,169,042	$0
Pension Plan	$65,613	$65,613	$32,078	$182,066	$65,613	$65,613
Benefit Restoration Plan	$443,663	$443,663	$205,132	$443,663	$443,663	$0
Supplemental Retirement Program	N/A	N/A	N/A	N/A	N/A	N/A
Mirror Savings Plan	$355,199	$355,199	$355,199	$355,199	$355,199	$355,199
Health and life insurance	$0	$0	$0	$0	$19,132	$0
Financial Counseling and Outplacement	$0	$0	$9,645	$9,645	$25,000	$0
Vacation	$86,538	$86,538	$93,751	$93,751	$93,751	$86,538
Total	$1,626,013	$1,626,013	$1,976,774	$2,365,293	$6,304,650	$507,350

Michael T. Theilmann (Executive Vice President, Chief Human Resources and Administration Officer) — Termination without a Change in Control

	Termination Event
Benefit or Payment	Voluntary Resignation	Retirement	Death	Permanent Disability	Involuntary Termination without Cause	Termination For Cause
Base Salary	$0	$0	$0	$0	$900,000	$0
Annual Cash Incentive	$337,500	$337,500	$450,000	$450,000	$1,125,000	$0
Stock Option	$0	$0	$15,583	$15,583	$237,000	$0
Restricted Stock	$0	$0	$501,622	$501,622	$846,101	$0
Pension Plan	$0	$0	$0	$137,622	$0	$0
Benefit Restoration Plan	$0	$0	$0	$0	$0	$0
Supplemental Retirement Program	N/A	N/A	N/A	N/A	N/A	N/A
Mirror Savings Plan	$22,990	$22,990	$22,990	$22,990	$22,990	$22,990
Health and life insurance	$0	$0	$0	$0	$25,426	$0
Financial Counseling and Outplacement	$0	$0	$9,645	$9,645	$25,000	$0
Vacation	$14,048	$14,048	$14,048	$14,048	$14,048	$14,048
Total	$374,538	$374,538	$1,013,888	$1,151,510	$3,195,565	$37,038

Thomas M. Nealon (Executive Vice President and Chief Information Officer) —Termination without a Change in Control

	Termination Event
Benefit or Payment	Voluntary Resignation	Retirement	Death	Permanent Disability	Involuntary Termination without Cause	Termination For Cause
Base Salary	$0	$0	$0	$0	$787,500	$0
Annual Cash Incentive	$220,000	$220,000	$262,500	$262,500	$656,250	$0
Stock Options	$0	$0	$15,583	$15,583	$237,000	$0
Restricted Stock	$0	$0	$103,587	$103,587	$501,217	$0
Pension Plan	$0	$0	$0	$138,387	$0	$0
Benefit Restoration Plan	$0	$0	$0	$0	$0	$0
Supplemental Retirement Program	N/A	N/A	N/A	N/A	N/A	N/A
Mirror Savings Plan	$2,926	$2,926	$2,926	$2,926	$2,926	$2,926
Health and life insurance	$0	$0	$0	$0	$24,493	$0
Financial Counseling and Outplacement	$0	$0	$9,645	$9,645	$25,000	$0
Vacation	$10,071	$10,071	$10,071	$10,071	$10,071	$10,071
Total	$232,997	$232,997	$404,312	$542,699	$2,244,457	$12,997

Change in Control; Termination following a Change in Control

The Company’s Change in Control Plan was adopted in recognition of the degree of consolidation within the retail industry and to enable our executives to focus their efforts on the Company and fulfillment of the Long Range Plan. This plan, which was evaluated by the Human Resources and Compensation Committee and its independent consultant prior to being recommended to the Board for approval, provides benefits to the Company’s executives if their employment is terminated (actual or constructive) within two years of the occurrence of a change in control of the Company. To receive benefits under the plan, the executive’s employment must be terminated due to an involuntary separation from service by the Company other than for cause or by the executive for Good Reason. Good Reason consists of:

•	A material reduction in the executive’s base salary or target annual cash incentive opportunity;
•	Involuntary relocation of more than 50 miles;
•	A materially adverse change in the executive’s duties or responsibilities;
•	A material diminution in the budget over which the executive has responsibility;
•	A material adverse change in the executive’s supervisor’s duties or responsibilities, including a change in the supervisor to whom the executive is required to report; or

•

Failure of the Company to continue a material benefit or a material reduction in the benefits in which the executive participated prior to the occurrence of the change in control, unless replaced by a substantially equivalent benefit.

For purposes of the plan, cause includes the failure of the executive to substantially perform the duties of his or her job, failure of the executive to follow Company policy, engagement by the executive in illegal conduct, or gross misconduct injurious to the Company.

Notice of a Good Reason event must be provided to the Company within 90 days of the event and the Company must be given a 30-day opportunity to correct the situation without having to pay benefits under the Change in Control Plan.

The plan provides a three-tiered benefit structure based on the executive’s position and responsibilities within the Company. Tier I participants, which include the CEO and executives reporting directly to the CEO, are entitled to receive cash severance of three times annualized base salary plus target annual cash incentive opportunity (at 100%) at the time of termination. Tier II participants, which include the Company’s Executive Vice Presidents who do not report directly to the CEO, are entitled to receive cash severance of 2.5 times base salary plus target annual cash incentive opportunity at the time of termination. The Tier III participants (Senior Vice Presidents who are members of the Company’s Executive Board) are entitled to receive cash severance of two times annualized base salary plus target annual cash incentive opportunity at the time of termination. All of the named executive officers participate in the Change in Control Plan. The Company also has a 2009 Change in Control Plan, as discussed previously in “Compensation Discussion and Analysis.” Only one executive officer, who is not a named executive officer, currently participates in the 2009 Change in Control Plan.

In addition to the cash severance payments, all participants in the plan are entitled to receive the following at the time of termination:

•	Accrued base salary and pay in respect of earned but unused paid time off through the date of termination;
•

Prorated target annual cash incentive compensation for the year of termination (at 100% of the target incentive opportunity at the time of termination) or, if termination occurs on the last day of the fiscal year, the actual annual cash incentive compensation, if greater, less any amount contributed to the Mirror Savings Plan;

•	A lump sum payment in respect of additional paid time off, if any, under the Company’s paid time off policies;
•

A lump sum payment representing the incremental value of additional years of age and service credited to the executive (equal to the executive’s cash severance multiple) with respect to the BRP, SRP, and Mirror Savings Plan, to the extent the executive participates in some or all of these plans;

•

A lump sum payment representing the Company-financed portion of the premium toward medical, dental and life insurance coverages for the number of years equal to the applicable cash severance multiple for the executive, grossed-up for federal income taxes; and

•

A lump sum payment of $25,000 toward outplacement and financial counseling services, and, to the extent applicable and allowable by law, reimbursement of legal fees and expenses incurred in defense of the executive’s rights under the plan.

Additionally, participants in the plan are eligible for up to one year of additional age and service credit for purposes of determining retiree eligibility under the Company’s medical, dental, life insurance, long term care insurance, and lifetime discount programs. The plan also entitles participants to receive a tax gross-up payment in respect of any excise taxes imposed on the benefits payable under the plan. Benefits under the plan may be reduced to keep benefit payments under the threshold that would trigger an excise tax and gross-up payment. Participants in the Change in Control Plan are eligible for tax gross-up payments in the event a change in control occurs within five years from the date they became eligible to participate in the plan, subject to existing limitations and conditions. After five years of participation, participants will either receive their full benefit under the plan and pay the excise tax themselves or have their benefit reduced so that no excise tax will apply. The plan also allows any participant to waive his or her right to receive an excise tax gross-up payment under the plan. Mr. Ullman has elected not to receive any excise tax gross-up with respect to benefits payable to him under the plan.

In addition to the benefits provided by the Change in Control Plan, some of the Company’s other plans and programs, such as the Company’s equity compensation plans, also include specific benefits payable to Associates in the event of a change in control of the Company. The benefits payable under the Change in Control Plan are not subject to reduction in the event the executive subsequently finds employment following termination.

In order to describe the payments and benefits that are triggered upon a change in control and for each termination event following a change in control, we have created a table for each named executive officer estimating the payments and benefits that would be paid under each element of our compensation program. These payments reflect a change of control event or assume that the named executive officer’s employment terminated immediately upon a change in control occurring on January 31, 2009, which is the last day of the Company’s last completed fiscal year.

Myron E. Ullman, III (Chairman and CEO) — Following a Change in Control

	Event
Benefit or Payment	Change in Control with No Termination	Voluntary Resignation	Retirement	Death	Permanent Disability	Involuntary Termination without Cause or Termination with Good Reason	Termination For Cause
Base Salary	$0	$0	$0	$0	$0	$4,500,000	$0
Annual Cash Incentive	$0	$1,406,250	$1,406,250	$1,406,250	$1,406,250	$7,500,000	$0
Stock Options	$0	$0	$0	$0	$0	$0	$0
Restricted Stock	$4,232,770	$4,232,770	$4,232,770	$4,232,770	$4,232,770	$4,232,770	$4,232,770
Pension Plan	$0	$0	$0	$0	$121,845	$0	$0
Benefit Restoration Plan	$0	$0	$0	$0	$0	$2,904,672	$0
Supplemental Retirement Program	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Mirror Savings Plan	$0	$89,439	$89,439	$92,657	$92,657	$92,657	$89,439
Health and life insurance	$0	$0	$0	$0	$0	$5,516	$0
Financial Counseling and Outplacement	$0	$0	$0	$9,645	$9,645	$25,000	$0
Vacation	$0	$37,500	$37,500	$37,500	$37,500	$37,500	$37,500
Excise Tax & Gross-Up (Cutback)	$0	$0	$0	$0	$0	$0	$0
Total	$4,232,770	$5,765,959	$5,765,959	$5,778,822	$5,900,667	$19,298,115	$4,359,709

Robert B. Cavanaugh (CFO) — Following a Change in Control

	Event
Benefit or Payment	Change in Control With No Termination	Voluntary Resignation	Retirement	Death	Permanent Disability	Involuntary Termination without Cause or Termination with Good Reason	Termination For Cause
Base Salary	$0	$0	$0	$0	$0	$2,100,000	$0
Annual Cash Incentive	$0	$227,400	$227,400	$504,700	$504,700	$2,079,700	$0
Stock Options	$59,250	$59,250	$59,250	$59,250	$59,250	$59,250	$0
Restricted Stock	$417,960	$417,960	$417,960	$417,960	$417,960	$417,960	$417,960
Pension Plan	$0	$552,747	$552,747	$521,651	$517,197	$552,747	$552,747
Benefit Restoration Plan	$0	$3,110,706	$3,110,706	$2,858,263	$3,110,706	$4,594,556	$0
Supplemental Retirement Program	$0	$1,920,321	$1,920,321	$1,764,481	$1,920,321	$2,636,968	$0
Mirror Savings Plan	$0	$109,814	$109,814	$136,364	$136,364	$136,364	$105,914
Health and life insurance	$0	$13,819	$13,819	$13,819	$13,819	$60,065	$0
Financial Counseling and Outplacement	$0	$9,645	$9,645	$9,645	$9,645	$25,000	$0
Vacation	$0	$72,918	$72,918	$72,918	$72,918	$72,918	$67,308
Excise Tax & Gross-Up (Cutback)	$0	$0	$0	$0	$0	$0	$0
Total	$477,210	$6,494,580	$6,494,580	$6,359,051	$6,762,880	$12,735,528	$1,143,929

Ken C. Hicks (President and Chief Merchandising Officer) — Following a Change in Control

	Event
Benefit or Payment	Change in Control with No Termination	Voluntary Resignation	Retirement	Death	Permanent Disability	Involuntary Termination without Cause or Termination with Good Reason	Termination For Cause
Base Salary	$0	$0	$0	$0	$0	$2,700,000	$0
Annual Cash Incentive	$0	$675,000	$675,000	$900,000	$900,000	$3,600,000	$0
Stock Options	$533,250	$533,250	$533,250	$533,250	$533,250	$533,250	$0
Restricted Stock	$1,169,042	$1,169,042	$1,169,042	$1,169,042	$1,169,042	$1,169,042	$1,169,042
Pension Plan	$0	$65,613	$65,613	$32,078	$182,066	$65,613	$65,613
Benefit Restoration Plan	$0	$443,663	$443,663	$205,132	$443,663	$1,354,877	$0
Supplemental Retirement Program	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Mirror Savings Plan	$0	$355,199	$355,199	$355,199	$355,199	$497,399	$355,199
Health and life insurance	$0	$0	$0	$0	$0	$38,264	$0
Financial Counseling and Outplacement	$0	$0	$0	$9,645	$9,645	$25,000	$0
Vacation	$0	$86,538	$86,538	$93,751	$93,751	$93,751	$86,538
Excise Tax & Gross-Up (Cutback)	$0	$0	$0	$0	$0	$(225,629)	$0
Total	$1,702,292	$3,328,305	$3,328,305	$3,298,097	$3,686,616	$9,851,567	$1,676,392

Michael T. Theilmann (Executive Vice President, Chief Human Resources and Administration Officer) —

Following a Change in Control

	Event
Benefit or Payment	Change in Control with No Termination	Voluntary Resignation	Retirement	Death	Permanent Disability	Involuntary Termination without Cause or Termination with Good Reason	Termination For Cause
Base Salary	$0	$0	$0	$0	$0	$1,800,000	$0
Annual Cash Incentive	$0	$337,500	$337,500	$450,000	$450,000	$1,800,000	$0
Stock Options	$237,000	$237,000	$237,000	$237,000	$237,000	$237,000	$0
Restricted Stock	$846,101	$846,101	$846,101	$846,101	$846,101	$846,101	$846,101
Pension Plan	$0	$0	$0	$0	$137,622	$0	$0
Benefit Restoration Plan	$0	$0	$0	$0	$0	$214,380	$0
Supplemental Retirement Program	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Mirror Savings Plan	$0	$22,990	$22,990	$22,990	$22,990	$96,940	$22,990
Health and life insurance	$0	$0	$0	$0	$0	$50,852	$0
Financial Counseling and Outplacement	$0	$0	$0	$9,645	$9,645	$25,000	$0
Vacation	$0	$14,048	$14,048	$14,048	$14,048	$14,048	$14,048
Excise Tax & Gross-Up (Cutback)	$0	$0	$0	$0	$0	$(313,371)	$0
Total	$1,083,101	$1,457,639	$1,457,639	$1,579,784	$1,717,406	$4,770,950	$883,139

Thomas M. Nealon (Executive Vice President and Chief Information Officer) —

Following a Change in Control

	Event
Benefit or Payment	Change in Control with No Termination	Voluntary Resignation	Retirement	Death	Permanent Disability	Involuntary Termination without Cause or Termination with Good Reason	Termination For Cause
Base Salary	$0	$0	$0	$0	$0	$1,575,000	$0
Annual Cash Incentive	$0	$220,000	$220,000	$262,500	$262,500	$1,050,000	$0
Stock Options	$237,000	$237,000	$237,000	$237,000	$237,000	$237,000	$0
Restricted Stock	$501,217	$501,217	$501,217	$501,217	$501,217	$501,217	$501,217
Pension Plan	$0	$0	$0	$0	$138,387	$0	$0
Benefit Restoration Plan	$0	$0	$0	$0	$0	$140,466	$0
Supplemental Retirement Program	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Mirror Savings Plan	$0	$2,926	$2,926	$2,926	$2,926	$2,926	$2,926
Health and life insurance	$0	$0	$0	$0	$0	$48,986	$0
Financial Counseling and Outplacement	$0	$0	$0	$9,645	$9,645	$25,000	$0
Vacation	$0	$10,071	$10,071	$10,071	$10,071	$10,071	$10,071
Excise Tax & Gross-Up (Cutback)	$0	$0	$0	$0	$0	$0	$0
Total	$738,217	$971,214	$971,214	$1,023,359	$1,161,746	$3,590,666	$514,214

DIRECTOR COMPENSATION FOR FISCAL 2008

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)		Option Awards ($)	All Other Compensation ($)(2)		Total ($)
Colleen C. Barrett	66,250		119,988	(3)		5,000		191,238
M. Anthony Burns	60,000		119,988	(4)	(4)			179,988
Maxine K. Clark	34,483		154,254	(5)		10,000		198,737
Thomas J. Engibous	83	(6)	203,655	(6)		13,172	(13)	216,910
Kent B. Foster	75,000		119,988	(7)		22,130	(13)	217,118
Burl Osborne	75,000		119,988	(8)				194,988
Leonard H. Roberts	37	(9)	179,950	(9)		10,000		189,987
Javier G. Teruel	63	(10)	212,139	(10)				212,202
R. Gerald Turner	65,000		119,988	(11)	(11)	10,000		194,988
Mary Beth West	60,000		119,988	(12)				179,988

(1)	Each non-employee director receives an annual stock grant consisting of a number of restricted stock units having a market value nearest to $120,000. For 2008, the number of units was determined by dividing $120,000 by the closing price of JCPenney common stock on the date of grant (rounded to the nearest whole unit). The amounts shown in this column include the fair value of the annual stock award for 2008, which was $40.66. The date of grant of the annual stock grant to non-employee directors is the third trading date following the Company’s Annual Meeting of Stockholders.

(2)	Includes the value of Company matching contributions under the Directors’ Matching Fund. Under this program, directors may request JCPenney to match dollar-for-dollar their personal charitable contributions up to $10,000 per fiscal year.

(3)	Ms. Barrett had 11,869.65 stock awards, consisting of 7,787.65 restricted stock unit awards and 4,082 restricted stock awards, outstanding as of January 31, 2009.

(4)	Mr. Burns had 22,807.65 stock awards, consisting of 7,787.65 restricted stock unit awards and 15,020 restricted stock awards, and 8,800 option awards outstanding as of January 31, 2009.

(5)	In 2008, Ms. Clark elected to receive 50 percent of her cash retainers in shares of JCPenney common stock. The amount shown in the Stock Awards column includes the fair value of stock received in lieu of cash. Fractional shares are paid out in cash. Ms. Clark had 12,085.65 stock awards, consisting of 7,787.65 restricted stock unit awards and 4,298 restricted stock awards, outstanding as of January 31, 2009.

(6)	Mr. Engibous has elected to receive 100 percent of his cash retainers in shares of JCPenney common stock. The amount shown in the Stock Awards column includes the fair value of stock received in lieu of cash. Fractional shares are paid out in cash. Mr. Engibous had 20,170.65 stock awards, consisting of 7,787.65 restricted stock unit awards and 12,320 restricted stock awards, outstanding as of January 31, 2009.

(7)	Mr. Foster had 20,107.65 stock awards, consisting of 7,787.65 restricted stock unit awards and 12,320 restricted stock awards, outstanding as of January 31, 2009.

(8)	Mr. Osborne had 15,452.65 stock awards, consisting of 7,787.65 restricted stock unit awards and 7,665 restricted stock awards, outstanding as of January 31, 2009.

(9)	Mr. Roberts has elected to receive 100 percent of his cash retainers in shares of JCPenney common stock. The amount shown in the Stock Awards column includes the fair value of stock received in lieu of cash. Fractional shares are paid out in cash. Mr. Roberts had 17,546.65 stock awards, consisting of 7,787.65 restricted stock unit awards and 9,759 restricted stock awards, outstanding as of January 31, 2009.

(10)	Mr. Teruel has elected to receive 100 percent of his cash retainers in shares of JCPenney common stock. The amount shown in the Stock Awards column includes the fair value of stock received in lieu of cash. Fractional shares are paid out in cash. Mr. Teruel had 3,689.76 restricted stock unit awards outstanding as of January 31, 2009.

(11)	Mr. Turner had 21,007.65 stock awards, consisting of 7,787.65 restricted stock unit awards and 13,220 restricted stock awards, and 1,600 option awards outstanding as of January 31, 2009.

(12)	Ms. West had 7,021.91 restricted stock unit awards outstanding as of January 31, 2009.

(13)	Includes value of additional premium payments during 2008 under the Directors’ Charitable Award Program due to a decline in crediting rates.

Cash Retainers and Stock Award

Directors who are Company Associates do not receive directors’ fees. The Corporate Governance Committee has the responsibility for recommending to the Board of the Directors the appropriate compensation for non-employee directors. The Corporate Governance Committee conducts periodic reviews to assure that non-employee directors are being fairly and reasonably compensated in relation to comparable U.S. companies. Non-employee directors receive the following compensation:

•	An annual cash retainer of $60,000;
•	An annual award of restricted stock units with a market value at the time of grant of $120,000;
•	An annual cash retainer of $15,000 for the chair of the Audit Committee;
•	An annual cash retainer of $10,000 for the Chair of the Human Resources and Compensation Committee;
•	An annual cash retainer of $7,500 for the chairs of the Corporate Governance Committee and the Finance Committee;
•	An annual cash retainer of $15,000 for the Presiding Director; and
•

An annual cash retainer of $5,000 for directors who are Representatives under an Indemnification Trust Agreement among the Company, its wholly owned subsidiary, J. C. Penney Corporation, Inc., and JPMorgan Chase Bank, as trustee (currently Directors Barrett, Engibous, Osborne, and Turner).

Director compensation covers the period from June 1 to May 31 of the following year. The cash retainers are payable quarterly. Non-employee directors are reimbursed for expenses incurred for attending any meeting which they attend in their official capacities as directors.

Election to Receive Common Stock; Deferral

Directors may elect to receive all or a portion of their cash retainers in JCPenney common stock. As of the end of fiscal 2008, four directors had elected to receive all or part of their cash retainers in JCPenney common stock. A director may also elect to defer payment of all or part of their cash retainers under the terms of a deferred compensation plan for directors. As of the end of fiscal 2008, three directors had elected such deferral.

Directors’ Charitable Award Program

The Company’s Directors’ Charitable Award Program was frozen by the Board in 2000. Four of the current directors are eligible to participate in the program. The Charitable Award Program is designed to acknowledge the service of directors and to recognize the mutual interest of directors and the Company in supporting worthy charitable and educational institutions. Pursuant to the Charitable Award Program, the Company has purchased joint life insurance policies on groups of directors (in the event of an uneven number of directors, a single life policy was purchased). Each group generally consists of two directors with the Company named as the beneficiary of each joint life policy. With respect to each group, the Company will receive a $1,000,000 death benefit upon the death of the second director of the group. The Company in turn has informally agreed to donate a total of $1,000,000 to one or more charitable organizations as recommended by the individual directors. The Company will donate $500,000 upon the earlier of (i) five years after the date of death of the first director of the group to die or (ii) the death of the second director of the group. The Company will donate an additional $500,000 upon the death of the second director of the group. Because all charitable deductions accrue solely to the Company, the individual directors derive no financial benefits from this program.

Directors’ Matching Fund

Members of the Board of Directors may be involved with charitable organizations to which they provide support in the form of personal charitable contributions. As with the Charitable Award Program, the Company has established the Directors’ Matching Fund to benefit and recognize the mutual interest of directors and the Company in supporting worthy charitable and educational institutions. Under the Directors’ Matching Fund, directors may request JCPenney to match dollar-for-dollar their personal charitable contributions up to $10,000 per fiscal year. All or part of the matching contributions may be allocated to one or several organizations that have I.R.C. 501(c)(3) status with the Internal Revenue Service or that are a political subdivision of the state. Matches may only be made on personal gifts that have been paid within that fiscal year, not pledged.

AUDIT FUNCTION

Report of the Audit Committee

Composition and Qualifications

The Audit Committee of the Board of Directors (the Audit Committee) is composed of five independent directors and operates under a written charter, in accordance with applicable rules of the SEC and the NYSE. The Corporate Governance Committee and the full Board of Directors considers membership for the Audit Committee annually. The current members of the Audit Committee are Thomas J. Engibous, Leonard H. Roberts, Javier G. Teruel, Mary Beth West and Kent B. Foster, who serves as its Chair. The Board of Directors has determined that each member is “financially literate” and qualifies as an “audit committee financial expert,” as those terms are defined by the NYSE and the SEC.

Purpose

The purpose of the Audit Committee is to assist the Board in monitoring: (i) the Company’s accounting and financial reporting processes, including internal control over financial reporting; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independence and qualifications of the Company’s independent auditor; and (iv) the performance of the Company’s internal auditors and independent auditor.

Responsibilities

Management is responsible for maintaining adequate internal control over financial reporting and KPMG LLP is responsible for expressing opinions on the conformity of the Company’s audited consolidated financial statements with U.S. generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also solely responsible for the selection and termination of the Company’s independent auditor, including the approval of audit fees and non-audit services provided by and fees paid to the independent auditor.

Review of Financial Information

In this context, the Audit Committee has met and held discussions with management of the Company, who represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed the audited consolidated financial statements, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and KPMG LLP’s evaluation of the Company’s internal control over financial reporting with both management and the independent auditor. The Audit Committee also discussed with the independent auditor the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). The Audit Committee has received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent auditor its independence. The Audit Committee also participated in the certification process relating to the filing of certain reports pursuant to the Securities Exchange Act of 1934, as amended.

Inclusion of Consolidated Financial Statements in Form 10-K

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2009 for filing with the SEC.

Independent Auditor

The Audit Committee also recommends that the Company’s stockholders ratify KPMG LLP as the Company’s independent auditor for the 2009 fiscal year.

Audit Committee

Kent B. Foster, Chair	Leonard H. Roberts	Mary Beth West
Thomas J. Engibous	Javier G. Teruel

Audit and Other Fees

The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company’s annual consolidated financial statements for the fiscal years ended February 2, 2008 and January 31, 2009 and fees billed for other services rendered by KPMG LLP.

	Fiscal 2007	Fiscal 2008
Audit Fees(1)	$3,923,542	$3,918,556
Audit-Related Fees(2)	510,800	392,500

Total Audit and Audit-related fees	$4,434,342	$4,311,056

Tax Fees(3)	$540,795	$514,376
All Other Fees	—	—

Total Fees(4)	$4,975,137	$4,825,432

(1)	Audit fees include fees for professional services rendered for the audit of internal control over financial reporting.

(2)	Audit-related fees in both years were for certain employee benefit plan audits.

(3)	Tax fees consisted of fees for tax consultation and tax compliance services.

(4)	All fees were pre-approved by the Audit Committee of the Board.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee must approve any fee for services to be performed by the Company’s independent auditor in advance of the service being performed. For proposed projects using the services of the Company’s independent auditor that are expected to cost over $200,000 or 5% of the auditor’s fee for the preceding year, whichever is lower, the Audit Committee will be provided information to review and must approve each project prior to commencement of any work. For proposed projects using the services of the Company’s independent auditor that are expected to cost $200,000 or less, or less than 5% of the auditor’s fee for the preceding year, whichever is greater, the Audit Committee will be asked to review and approve a maximum amount for certain services, which may include services in any one or more of the following categories: (a) audit fees; (b) audit-related fees; (c) tax fees; and (d) all other fees for any services allowed to be performed by the independent auditor. If additional amounts are needed, the Audit Committee must approve the increased amounts prior to the previously approved maximum being reached and before the work may continue. Approval by the Audit Committee may be made at its regularly scheduled meetings or otherwise, including by telephonic or other electronic communications. The Company will report the status of the various types of approved services and fees, and cumulative amounts paid and owed, to the Audit Committee on a periodic basis as appropriate.

PROPOSAL 2 —

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

KPMG LLP, independent certified public accountants, member of the SEC Practice Section of the AICPA Division for CPA firms, and registrant with the Public Company Accounting Oversight Board, has been the auditor of the Company’s consolidated financial statements since 1916. Its appointment as the Company’s independent auditor for the fiscal year ending January 30, 2010 has been approved by the Audit Committee of the Board. Stockholder ratification of such appointment is requested.

It is anticipated that a representative of KPMG LLP will attend the meeting, will be available to respond to appropriate questions, and will have an opportunity to make a statement should he or she so desire.

The Board recommends a vote FOR the ratification of the appointment of KPMG LLP.

PROPOSAL 3 —

APPROVAL OF 2009 LONG-TERM INCENTIVE PLAN

Introduction.  The Board has adopted, subject to stockholder approval, the J. C. Penney Company, Inc. 2009 Long-Term Incentive Plan, to be effective May 15, 2009 (2009 Plan or Plan). The principal features of the 2009 Plan are summarized below, but such description is qualified in its entirety by reference to the full text of the Plan which is included as Annex A to this Proxy Statement. All capitalized terms not defined in this Proxy Statement discussion will have the meanings set forth in the attached Plan document.

The 2009 Plan is intended to provide long-term incentives to Associates and Non-Associate Directors of the Company in order to align the interests of such Associates and Non-Associate Directors with those of the Company’s stockholders, to motivate Associates to achieve business objectives promoting the long-term growth, profitability and success of the Company, and to assist the Company in retaining and attracting the best Associates and Non-Associate Directors in retail.

The Plan will be administered by, or under the direction of, a committee of the Board of Directors constituted in such a manner as to comply at all times with Rule 16b-3 or any successor rule promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as in effect from time to time, and Section 162(m) of the Code. The Board has designated the Human Resources and Compensation Committee of the Board as the Plan committee.

The 2009 Plan, allows for grants of stock options, stock appreciation rights (SARs), and stock awards (collectively, Equity Awards) and cash incentive awards (together, Awards) to Associate Participants and Equity Awards to Non-Associate Director Participants. Under the Plan, Awards to Associate Participants are subject to such conditions as continued employment, qualifying termination, passage of time and/or satisfaction of performance criteria as specified in the Plan or set by the Plan committee.

The Board unanimously recommends a vote FOR the proposal to approve the 2009 Plan.

Principal Features of the 2009 Plan.

General.  The principal features of the 2009 Plan are:

•	Reserves a total of 13,100,000 shares of Common Stock (8,500,000 newly authorized shares plus up to 4,600,000 unissued shares from the Company’s 2005 Equity Compensation Plan) for use under the Plan;
•	Minimum three-year vesting for both option grants and restricted stock awards except in certain limited situations as may be determined by the Plan committee;

•	Performance-awards are to be tied to performance standards to be set by the Plan committee;
•	Independent administration of the Plan by the Plan committee;
•	Limits Stock Awards to no more than 5,900,000 of the reserved shares (4,000,000 of newly authorized shares plus 1,900,000 of unissued shares from the Company’s 2005 Equity Compensation Plan);
•	Limits Incentive Stock Options (ISOs) to no more than 5,000,000 shares;
•	Limits performance-based cash incentive awards to any participant to the product of $2,000,000 and the number of years in the performance cycle;
•	Limits Equity Awards to any one participant to no more than 3,000,000 shares for any two consecutive fiscal years;
•	Prohibits use of cash proceeds from Stock Option exercises to repurchase shares of Common Stock on the open market for reuse under the Plan;
•

Prohibits shares of Common Stock tendered or exchanged by a participant as full or partial payment of the exercise price of a Stock Option, shares retained or withheld by the Company in satisfaction of a participant’s tax withholding obligation or shares subject to a SAR that are not issued in connection with the stock settlement of the SAR upon exercise, from being available for issuance, subject to new Equity Awards or otherwise used to increase the share reserve under the Plan;

•	Prohibits repricing, exchange and buyout of stock options without prior approval of stockholders; and
•	Option and SAR terms may not exceed 10 years from the date of grant.

Associate Participants

General.  Associate Participants in the 2009 Plan are generally to be selected management employees of the Company and its subsidiaries and affiliates as determined by the Plan committee. Currently, it is anticipated that approximately 1,800 Associates will be eligible to participate.

Stock Options.  Option grants will generally be made in amounts based on an Associate Participant’s position, responsibilities or salary and such other factors as the Plan committee may deem relevant. An Associate Participant may receive one or more option grants and may receive NSOs and ISOs, as determined by the Plan committee. It is currently expected that the Stock Option portion of any Award will be delivered in NSOs which will vest over a three-year period.

Price.  The option price under each option may not be less than 100% of the fair market value of the Common Stock on the date of grant, which is the closing price of the Common Stock on the NYSE on the applicable date. The closing price of the Common Stock on March 16, 2009, as reported on the NYSE Composite Tape, was $16.09 per share. The exercise price of the shares as to which a Stock Option is exercised shall be paid in cash.

Stock Awards.  The Committee may award shares of Common Stock or stock units to such Associate Participants and on such bases as it may determine. The Committee may determine the types of awards made, the number of shares, and any other terms, conditions, or restrictions relating to the awards, as it may deem appropriate. No more than 5,900,000 shares reserved for issuance under this Plan (4,000,000 of newly authorized shares plus 1,900,000 of unissued shares from the Company’s 2005 Equity Compensation Plan) may be issued as Stock Awards.

Stock Appreciation Rights.  SARs may be granted to such Associate Participants and on such terms and conditions as the Plan committee may determine and may be granted independently or in tandem with related awards or options, either concurrently with or after the related award or option date. A SAR will generally entitle an Associate Participant to receive the number of shares of Common Stock equal in value to the excess of the fair market value of each share of Common Stock covered by the SAR on the date of exercise over the exercise price of the SAR.

Cash Incentive Awards.  The Plan committee may also grant cash incentive awards to such Associate Participants upon such terms and conditions as it may determine. Cash incentive awards are annual or long-term performance-based awards expressed in U.S. dollars.

Performance-Based Awards.  Any Award granted pursuant to the Plan may be made in the form of a performance-based Award. Performance-based Awards are made based upon the measurement of actual performance against certain Performance Goals over a Performance Cycle. The Committee may use one or more of several criteria for Performance Goals, including earnings per share, total stockholder return, operating income, net income, cash flow, gross profit, gross profit return on investment, return on equity, return on capital, sales, revenue, gross margin, and gross margin return on investment. These Performance Goals are intended to comply with Section 162(m) of the Code regarding the deductibility of executive compensation. A performance-based award to be paid out as a restricted Equity Award may not have a vesting period of less than one year and a performance-based incentive cash award may not have a Performance Cycle of less than one year.

Terms of Options and SARs.  An option or SAR granted under the 2009 Plan will become exercisable upon such terms and at such times as the Plan committee may determine. In the event of employment termination due to death, disability, retirement, or other circumstances, as deemed appropriate by the Plan committee, the Plan authorizes post-termination exercise periods, but not beyond the options’ or SARs’ original expiration date. In no event may an option be exercised (i) in the case of an ISO, more than 10 years after its grant date, and (ii) in the case of a NSO, more than 10 years after its grant date, or such shorter time period as determined by the Plan committee. In no event may the term of any SAR exceed 10 years from the grant date or such shorter time period as determined by the Plan committee.

Transferability.  No unearned Stock Award or vested or unvested Stock Option, or any portion thereof, may be assigned or transferred except by will or the laws of descent or distribution, or by such other means as the Plan committee, in its discretion, may approve. No Stock Option or SAR shall be exercisable during the Associate Participant’s lifetime except by the Associate Participant or the Associate Participant’s guardian or legal representative, or other third party, as the Plan committee may determine.

Deferral.  Unless specifically provided for in the Notice of Grant or the determination of the Plan committee, no Equity Award shall provide any feature for the deferral of compensation as defined by Treasury Regulation section 1.409A-1(b). Any deferral will be for such period and in accordance with the terms and conditions as the Plan committee may determine and must be in compliance with Code Section 409A. The terms and conditions applicable to such deferral and the terms and conditions evidencing compliance with Code Section 409A shall be set forth in the Notice of Grant or the determinations. The method of payment for, and type and character of, any Award may not be altered by any deferral permitted under this Section unless specifically permitted under Code Section 409A and the Treasury Regulations thereunder.

Term of Plan.  The 2009 Plan will terminate on May 31, 2012. After this date, no Awards may be made under the Plan and any Performance Goal may be deemed to have been met on such terms as the Committee may determine at the time of grant.

Change in Control.  Upon an involuntary termination of an Associate Participant’s employment within two years following a Change in Control, the Associate Participant shall have the right to exercise any and all Stock Options and SARs held by such Associate Participant, and all Stock Awards held by such Associate Participant shall immediately vest, be deemed to have been earned and any Performance Goal for the then applicable Performance Cycle met, on such terms and conditions as may be determined by the Plan committee at the time of the grant or award. The Committee has the discretion upon a Change in Control to terminate the Plan and distribute amounts that were vested as of the effective date of the Change in Control within 12 months of the Change in Control event.

Federal Income Tax Consequences.  The following discussion summarizes the federal income tax implications of the 2009 Plan based on current provisions of the Code, which are subject to change. This summary does not purport to be complete and does not cover any state, local, foreign or employment (FICA/FUTA) tax implications of participation in the Plan.

The grant of a Stock Option, SAR or the award of restricted stock or a restricted stock unit, or the crediting of an accrued dividend equivalent, generally does not create taxable income for an Associate Participant at the time of grant or accrual.

The following are generally taxable to Associate Participants as ordinary income: (a) the excess of the fair market value of Common Stock acquired over the option price upon the exercise of an NSO; (b) the fair market value of any Common Stock received upon the exercise of an SAR; (c) the fair market value of any Stock Award received upon the lapse of certain of the restrictions thereon; (d) any dividend equivalent received upon the lapse of certain restrictions or the vesting of the underlying Equity Award; and (e) the amount paid as a cash incentive award. For restricted stock awarded under the Plan, where the restrictions constitute a substantial risk of forfeiture under the Code, prior to the lapse of restrictions, dividends paid on the restricted shares will be taxable to the participant as additional compensation in the year received, and the Company will generally be allowed a corresponding deduction. The tax basis for stock acquired is its fair market value on (i) the exercise date, for NSOs, or (ii) for restricted Stock Awards, the date certain restrictions on the award lapse. The tax basis for stock acquired upon the exercise of an ISO is generally equal to the exercise price of the option.

If no disposition of the shares acquired upon an ISO exercise shall have been made within two years from the date of grant and within one year after transfer of such shares to such Associate Participant, then, on such disposition, the excess of the amount realized over the option price, or the excess of the option price over the amount so realized, will be reportable by the Associate Participant as long-term capital gain or a long-term capital loss, as the case may be. If a disposition of the shares acquired upon an ISO exercise occurs within two years from the date of grant or within one year after the transfer of such shares to such Associate Participant, then on such disposition, (i) the excess of the fair market value of Common Stock on the date of exercise (or the fair market value of Common Stock on the date of disposition, if less) over the option price will be taxable to such Associate Participant as ordinary income; and (ii) any amount realized in excess of the fair market value of Common Stock on the date of exercise or any loss sustained will be reportable as long-term or short-term capital gain or loss, as the case may be.

When an Associate Participant disposes of shares acquired by the exercise of an NSO, any amount received in excess of the market value of the shares on the date of exercise will be treated as long or short-term capital gain, depending upon the holding period of the shares. If the amount received upon disposition of the shares is less than the market value of the shares on the date of exercise, the loss will be treated as long or short-term capital loss, depending upon the holding period of the shares. There is no tax impact to the Company from disposition of the shares after the date of exercise.

If an amount is taxable to an Associate Participant as ordinary income, the Company is generally entitled to a corresponding tax deduction for the same amount in the corresponding tax year assuming that the statutory limitations on compensation deductions (including the limitations under Code Sections 162(m) and 280G) do not apply. A deduction for tax purposes may differ from compensation expense recorded for financial statement purposes.

For Associate Participants who are “key employees,” as defined by Code Section 409A and regulations promulgated under that Section, distributions of certain deferral amounts may occur no earlier than six months following the key employee’s separation from service from the Company. Elections to defer compensation and elections to defer distributions will be made in compliance with Code Section 409A. While, in general, most awards under the 2009 Equity Plan will not be subject to Code Section 409A, if an award under the 2009 Equity Plan, which includes deferred compensation subject to Code Section 409A, or any arrangement required to be aggregated with such award fails to comply with the applicable requirements of Code Section 409A, the deferred compensation for the year in which the failure to comply with Code Section 409A occurs and for all preceding taxable years under the award and the arrangement required to be aggregated with the award may be includible in the participant’s gross income for the taxable year in which the failure occurs, to the extent such amounts are not subject to a substantial risk of forfeiture and have not previously been included in the participant’s gross income.

Such amounts are also subject to an additional income tax equal to twenty percent of the amount required to be included in gross income and to interest equal to the underpayment rate specified by the Internal Revenue Service plus one percentage point, on the underpayments of income tax that are deemed to have occurred because the compensation was not included in income for the taxable year when it was first deferred, or if later, when the compensation was no longer subject to a substantial risk of forfeiture.

Non-Associate Director Participants

General.  Each director who is presently not an employee of the Company (Non-Associate Director Participant) will automatically be awarded an Annual Equity Award in an amount which the Board of Directors determines to be competitive by industry standards, and pursuant to such terms, conditions, and restrictions as determined by the Board of Directors. Currently, there are ten Non-Associate Directors eligible to participate in the Plan. An initial grant will also automatically be granted to each new Non-Associate Director Participant upon his or her first being elected as a director in a pro rata amount of the Annual Equity Award for that year, based upon the date of election.

Non-Transferability.  A Non-Associate Director Participant may not transfer, sell, assign, pledge, or otherwise encumber or dispose of any shares of Common Stock received in connection with an Annual Equity Award while serving as a director.

Federal Income Tax Consequences.  The federal income tax implications for Non-Associate Director Participants are substantially similar to those for Associate Participants, except that Non-Associate Director Participants may not receive ISOs or cash incentive awards. Any election to defer compensation and any election to defer distributions will be made in compliance with Code Section 409A, if applicable.

Miscellaneous.  The Board of Directors may amend the 2009 Plan from time to time as it deems advisable and may terminate the 2009 Plan at any time. Amendments to increase the total number of shares of the Common Stock reserved under the 2009 Plan or that otherwise constitute material changes to the 2009 Plan under applicable tax or securities laws or the listing standards of the New York Stock Exchange require stockholder approval. Except as otherwise provided in or permitted by the 2009 Plan or by the terms, if any, of an Award under the 2009 Plan, no termination or amendment of the 2009 Plan or change in the terms of an outstanding Award may adversely affect the rights of the holder of any Award without the consent of the holder. If the 2009 Plan is approved by stockholders, no further awards will be granted under any prior plan after the effective date of the 2009 Plan.

PROPOSAL 4 —

STOCKHOLDER PROPOSAL RELATING TO ADOPTION OF PRINCIPLES FOR

HEALTH CARE REFORM

JCPenney has been informed that the AFL-CIO Reserve Fund, 815 Sixteenth Street, N.W., Washington, D.C. 20006, an owner of 200 shares of common stock, intends to submit a resolution at the Annual Meeting as follows:

RESOLVED: Shareholders of J. C. Penney Company, Inc. (the “Company”) urge the Board of Directors to adopt principles for health care reform based upon principles reported by the Institute of Medicine:

1.	Health care coverage should be universal.
2.	Health care coverage should be continuous.
3.	Health care coverage should be affordable to individuals and families.
4.	The health insurance strategy should be affordable and sustainable for society.
5.	Health insurance should enhance health and well being by promoting access to high-quality care that is effective, efficient, safe, timely, patient-centered, and equitable.

SUPPORTING STATEMENT

The Institute of Medicine, established by Congress as part of the National Academy of Sciences, issued five principles for reforming health insurance coverage in a report, Insuring America’s Health: Principles and Recommendations (2004). We believe principles for health care reform, such as those set forth by the Institute of Medicine, are essential if public confidence in our Company’s commitment to health care coverage is to be maintained.

Access to affordable, comprehensive health care insurance is the most significant social policy issue in America according to polls by NBC News/The Wall Street Journal, the Kaiser Foundation and The New York Times/CBS News. In our opinion, health care reform also is a central issue in the presidential campaign of 2008.

Many national organizations have made health care reform a priority. In 2007, representing “a stark departure from past practice,” the American Cancer Society redirected its entire $15 million advertising budget “to the consequences of inadequate health coverage” in the United States (The New York Times, 8/31/07).

John Castellani, president of the Business Roundtable (representing 160 of the country’s largest companies), has stated that 52 percent of the Business Roundtable’s members say health costs represent their biggest economic challenge. “The cost of health care has put a tremendous weight on the U.S. economy,” according to Castellani, “The current situation is not sustainable in a global, competitive workplace.” (BusinessWeek, July 3, 2007.)

The National Coalition on Health Care (whose members include some of the largest publicly-held companies, institutional investors and labor unions) also has created principles for health insurance reform. According to the National Coalition on Health Care, implementing its principles would save employers presently providing health insurance coverage an estimated $595-$848 billion in the first 10 years of implementation.

We believe that the 47 million Americans without health insurance results in higher costs, causing an adverse effect on shareholder value for our Company, as well as all other U.S. companies which provide health insurance to their employees. Annual surcharges as high as $1,160 for the uninsured are added to the total cost of each employee’s health insurance, according to Kenneth Thorpe, a leading health economist at Emory University. Moreover, we feel that increasing health care costs further reduces shareholder value when it leads companies to shift costs to employees, thereby reducing employee productivity, health and morale.

The Board of Directors Opposes This Proposal

JCPenney is committed to providing its Associates with quality benefits that are competitive and affordable. To that end, full-time Associates have access to a comprehensive benefits package that includes benefits such as retirement, savings, disability, life, medical, dental and vision coverage. The Company continually reviews its benefits programs to ensure that they remain competitive and meet the needs of our Associates.

Your Board of Directors recognizes the significance of health care issues, including the cost of providing health care; however, the Board believes that comprehensive health care reform is a national political and legislative matter to be considered and debated by our elected officials. Input from the American public, as well as from those within the health care and health insurance industries having knowledge and expertise bearing directly on the complex issues involved, will be critical as policymakers debate the scope and cost of health care reform. In that regard, the Company actively engages with a number of public policy groups to develop and advocate for better, more accessible and more affordable health care.

Given the scope of this issue, your Board believes that the greatest impact the Company can have in furthering the goals espoused in the proposal is by providing health care benefits to our Associates that are competitive, cost-effective, and encourage Associates to be part of the solution by participating in the wellness and disease management programs offered by the Company. As such, the Board believes that adoption of these health care reform principles will not advance the political debate or facilitate the enactment of federal legislation.

Accordingly, your Board of Directors unanimously recommends that you vote AGAINST this stockholder proposal.

OTHER BUSINESS MATTERS

Stockholder Proxy Proposal Deadline

Under the rules of the SEC, the date by which proposals of stockholders intended to be presented at the 2010 Annual Meeting of Stockholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting is December 4, 2009.

Stockholder Business — Annual Meeting

Stockholders who wish to introduce an item of business at an annual meeting of stockholders may do so in accordance with JCPenney’s Bylaw procedures. These procedures provide, generally, that stockholders desiring to bring a proper subject of business before the meeting, must do so by a written notice timely received (not later than 90 days in advance of such meeting) by the Corporate Secretary of the Company. Any notice of intent to introduce an item of business at an annual meeting of stockholders must contain the name and address of the stockholder, and a representation that the stockholder is a holder of record and that the stockholder intends to appear in person or by proxy at the meeting. Notice of an item of business shall include a brief description of the proposed business and any material interest of the stockholder in such business.

The chair of the annual meeting may refuse to allow the transaction of any business not presented in compliance with the foregoing procedures.

Timing

It is currently expected that the 2010 Annual Meeting of Stockholders will be held on or about May 21, 2010, in which event any advance notice of nominations for directors and items of business (other than proposals intended to be included in the proxy statement and form of proxy, which as noted above must be received by December 4, 2009) must be given by stockholders and received by the Secretary of the Company by February 20, 2010. The Company does, however, retain the right to change this date as it, in its sole discretion, may determine. Notice of any change will be furnished to stockholders prior to the expiration of the 90-day advance notice period referred to above. Copies of the Company’s Bylaws are available on our website at www.jcpenney.net or you may request a copy from the Corporate Secretary of the Company.

Janet L. Dhillon, Secretary

Annex A

J. C. PENNEY COMPANY, INC.

2009 LONG-TERM INCENTIVE PLAN

INTRODUCTION

1. Purpose of Plan. The purpose of this 2009 Long-Term Incentive Plan (“Plan”) is to provide long-term incentives to associates and non-associate directors of J. C. Penney Company, Inc., its subsidiaries and affiliates, or any unit thereof (together referred to herein as “Company”), in order to align the interests of such associates and non-associate directors with those of the Company’s stockholders, to motivate associates to achieve business objectives promoting the long-term growth, profitability and success of the Company, and to assist the Company in retaining and attracting the best associates and non-associate directors in retail.

2. Shares Subject to Plan.

(a) Reserved Shares. The maximum number of shares of J. C. Penney Company, Inc. Common Stock of 50¢ par value (“Common Stock”) upon which options to purchase shares of Common Stock (“Stock Options”), stock appreciation rights (“SARs”), or awards of Common Stock or share units (“Stock Awards”), (“Stock Options,” “SARs,” and “Stock Awards” herein collectively called “Equity Awards”), may be issued under the Plan is 13,100,000, consisting of 8,500,000 newly authorized shares, plus up to 4,600,000 shares which on May 15, 2009 are reserved but not then subject to awards under the Company’s 2005 Equity Compensation Plan (referred to herein as the “Prior Plan”). “Common Stock” includes any security issued in substitution, exchange, or in lieu thereof. In no event may more than: (i) 5,900,000 shares of Common Stock (4,000,000 of newly authorized shares plus 1,900,000 of unissued shares from the Prior Plan) be issued as Stock Awards over the term of the Plan; (ii) 5,000,000 shares of Common Stock be issued pursuant to incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, and any regulations promulgated thereunder, or any similar successor statute or regulation, as in effect from time to time (“Code”) over the term of the Plan; or (iii) 3,000,000 shares of Common Stock be granted as Equity Awards, singly or in combination, to any Participant (as defined in Section 4 below) in any two consecutive fiscal years.

(b) Share Accounting. Common Stock issuable under the Plan may be, in whole or in part, as determined by the J. C. Penney Company, Inc. Board of Directors (“Board of Directors” or “Board”), authorized but unissued shares or shares available from prior plans. If any Stock Option or SAR granted under the Plan (or any prior plan) expires or terminates for any reason without having been exercised in full, or if any Stock Award is not earned in full, the unpurchased or unearned shares will again be available for use under the Plan. Any shares of Common Stock that are (i) tendered or exchanged by a Participant (as defined below in Section 4) as full or partial payment to the Company of the exercise price under a Stock Option, (ii) retained or withheld by the Company in satisfaction of a Participant’s Withholding Obligation (as defined in Section 16 below), or (iii) subject to a SAR that are not issued in connection with the stock settlement of the SAR upon exercise, shall not be available for issuance, subjected to new Equity Awards or otherwise used to increase the share reserve under the Plan. The cash proceeds from Stock Option exercises shall not be used to repurchase shares of Common Stock on the open market for reuse under the Plan. Any option to purchase securities assumed in an acquisition of another company will not be included in the pool of shares available under the Plan. Also, the pool of shares available under the Plan will not be reduced if any Equity Award is paid in cash rather than shares of Common Stock.

3. Cash Incentive Awards. The Committee may grant cash incentive awards (“Cash Incentive Awards”) to Associate Participants on such terms and conditions as the Committee may determine, but in all instances in compliance with Section 409A of the Code or any exemptions therefrom. Cash Incentive Awards shall be performance-based (see Section 10 below), annual or long-term awards that are expressed in U.S. currency. Cash Incentive Awards to any individual Associate Participant may not exceed the product of $2,000,000 and the number of years in the Performance Cycle (as defined in Section 10 below). (Equity Awards and Cash Incentive Awards are herein collectively referred to as “Awards”.)

4. Eligibility and Bases of Participation. Under the Plan: (i) Awards may be made to such associates, including officers and associate directors of the Company, as the Committee may determine (“Associate Participants”); and (ii) Equity Awards shall be made pursuant to Section 14 below to individuals who serve as non-associate directors of the Company (including any former Associate Participant) (“Non-Associate Director Participants” and, together with Associate Participants, “Participants”). In determining the Associate Participants who are to receive Awards and the number of shares covered by any Equity Award, the Committee may take into account the nature of the services rendered by the Associate Participants, their contributions to the Company’s success, their position levels and salaries, and such other factors as the Committee, in its discretion, may deem relevant in light of the purposes of the Plan.

5. Administration of Plan. The Plan shall be administered by, or under the direction of, a committee (“Committee”) of the Board of Directors constituted in such a manner as to comply at all times with Rule 16b-3 or any successor rule (“Rule 16b-3”) promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as in effect from time to time (“Exchange Act”) and Section 162(m) of the Code. The Committee shall administer the Plan so as to comply at all times with the Exchange Act and the Code, and shall otherwise have plenary authority to interpret the Plan and to make all determinations specified in or permitted by the Plan or deemed necessary or desirable for its administration or for the conduct of the Committee’s business (“Determinations”). All interpretations and Determinations of the Committee may be made on an individual or group basis, and shall be final, conclusive, and binding on all interested parties. The Committee may delegate, to the fullest extent permitted by law, its responsibilities under the Plan to persons other than its members, subject to such terms and conditions as it may determine, other than: (i) the making of grants and awards under the Plan to individuals subject to Section 16 of the Exchange Act; and (ii) the grant of performance-based Awards intended to be qualified under Section 162(m) of the Code. With respect to Participants subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or any action by the Committee or its delagatee fails to so comply, such provision or action will, without further action by any person, be deemed to be automatically amended to the extent necessary to effect compliance with Rule 16b-3, provided that if such provision or action cannot be amended to effect such compliance, such provision or action will be deemed null and void, to the extent permitted by law and deemed advisable by the relevant authority. Each Award to a Participant subject to Section 16 of the Exchange Act under this Plan will be deemed issued subject to the foregoing qualification. Further, except as otherwise specifically provided in the Notice of Grant or the Determinations, Awards under this Plan are intended to be exempt from Section 409A of the Code and the Plan shall be interpreted accordingly.

6. Award Terms. Terms and conditions of awards shall be governed by the terms of this Plan along with the Determinations approved by the Committee and the Notice of Grant of the particular award. This Plan permits the grant of Stock Options, SARs, Stock Awards, and Cash Incentive Awards, each as will be subject to such conditions based upon continued employment, passage of time or satisfaction of performance criteria as shall be specified pursuant to the Plan or set by the Committee.

ASSOCIATE PARTICIPANT AWARDS

7. Stock Options.

(a) Grants. The Committee may grant Stock Options to Associate Participants on such terms and conditions as the Committee may determine. Stock Options may be ISOs within the meaning of Section 422 or any successor provision of the Code, or non-qualified stock options within the meaning of the Code (“NSOs”), or a combination of both; provided, however, that an Associate Participant must be an employee of the Company or its subsidiaries in order to receive an ISO grant. In no event, however, may an Associate Participant receive an ISO grant which first becomes exercisable in any calendar year which, when added to all other ISO grants held by such Associate Participant that first become exercisable in that calendar year, causes the aggregate dollar amount of such ISO grants to exceed $100,000. The date of grant of each Stock Option shall be the date specified by the Committee; provided, however, that such date of grant may not be prior to the date of such action by the Committee.

(b) Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee (or, for Associate Participants not subject to Section 16 of the Exchange Act, its delagatee, pursuant to Section 5 above) at the time of grant; provided, however, no such price may be less than 100% of the “fair market value” of the shares of Common Stock covered by the grant on such date.

“Fair market value” of the Common Stock on any date shall be the closing price on such date as reported in the composite transaction table covering transactions of New York Stock Exchange listed securities, or if such Exchange is closed, or if the Common Stock does not trade on such date, the closing price reported in the composite transaction table on the last trading date immediately preceding such date, or such other amount as the Committee may ascertain reasonably to represent such fair market value; provided however, that such determination shall be in accordance with the requirements of Treasury Regulation section 1.409A-1(b)(5)(iv), or its successor.

(c) Exercise of Stock Options. Each Stock Option shall become exercisable upon such date as the Committee may determine, or as provided in Sections 11 or 12 of the Plan, and may be exercised thereafter at any time during its term, as to any or all full shares which have become purchasable under the provisions of the Stock Option. However, a Stock Option may not vest in whole in less than three years from the date of grant (although individual options may vest in equal annual installments over a period of not less than three years) except in certain limited situations such as for new hires, retirement and similar situations warranting a shorter or no vesting period, as may be determined by the Committee; provided, however, that performance-based Stock Options may not vest in whole in less than one year from the date of grant. The term of each Stock Option may not exceed: (i) 10 years in the case of an ISO or such other term as may be required for the Stock Option to constitute an ISO under the Code; and (ii) in the case of a NSO, 10 years or such shorter period of time as determined by the Committee on the date of grant, in each case measured from the date of grant. Except as provided in Sections 12 or 15 of the Plan, a Stock Option may be exercised only by the Associate Participant, and only if the Associate Participant is then an associate of the Company, or of a subsidiary or affiliate of the Company.

(d) Payment Methods. The exercise price of the shares as to which a Stock Option is exercised shall be paid in cash. Subject to the provisions of Section 16 of the Plan, any applicable taxes with respect to such exercise, may be paid in (i) cash; (ii) in shares of Common Stock; or (iii) in any combination of (i) or (ii). Each Stock Option shall have such terms and conditions for its exercise, including the manner and effective date of such exercise, as the Committee may determine, except as otherwise specifically provided herein.

8. Stock Awards. The Committee may grant a Stock Award (including any associated dividend equivalent right or share unit equal in value to such Stock Award) to Associate Participants on such terms and conditions as the Committee may determine. The Committee may determine the types of Stock Awards made, the number of shares, share units, or dividend equivalent rights covered by such awards, and any other terms and conditions relating to the Stock Awards as it deems appropriate, including any vesting conditions necessary to comply with the laws of the State of Delaware. However, a Stock Award that is restricted may not vest in whole in less than three years from the date of grant (although individual Stock Award shares may vest in equal annual installments over a period of not less than three years) except in certain limited situations such as for new hires, retirement and similar situations warranting a shorter or no vesting period, as may be determined by the Committee; provided, however, that performance-based Stock Awards may not vest in whole in less than one year from the date of grant.

Any dividend equivalent paid as part of a restricted stock unit award shall be reinvested in additional restricted stock units that shall vest, if ever, concurrently with the underlying restricted stock units. Subject to Section 24, payment of a restricted stock unit award and any dividend equivalents thereon will be made no later than 2 1/2 months following the end of the Company’s fiscal year in which the restricted stock unit award vests.

9. Stock Appreciation Rights. The Committee may grant SARs covering shares of Common Stock to Associate Participants on such terms and conditions as the Committee may determine. The Committee may cancel or place limits on the term of or amount payable by the Company upon exercise of any SAR at any time prior to exercise. SARs may be granted independently of or in tandem with any other Award under the Plan. Tandem SARs may be granted concurrently with or subsequent to the grant of the related Award. An SAR shall entitle an Associate Participant to receive an amount no greater than the excess of the fair market value of a share of Common Stock on the date of exercise over the SAR exercise price, multiplied by the number of shares of Common Stock with respect to which the SAR shall have been exercised. Such payment may be made by the Company only in shares of Common Stock. The SAR exercise price shall be determined by the Committee at the time of grant; provided, however, that no such price may be less than 100% of the fair market value of the shares of Common Stock covered by the grant on such date. The term of any SAR may not exceed 10 years or such shorter period of time as determined by the Committee on the date of grant, measured from the date of grant. Upon exercise of a tandem SAR, in whole or in part, the related Award shall be canceled or forfeited automatically to the extent of the number of shares covered by such exercise and, conversely, if a tandem Award is exercised, forfeited, or terminated, as the case may be, for any reason, in whole or in part, the related SAR will be canceled automatically to the extent of the number of shares covered by such exercise, forfeiture, or termination.

10. Performance-Based Awards. Any Award granted pursuant to the Plan may be in the form of a performance-based award made through the application of Performance Goals and Performance Cycles, which are defined as follows:

(a) “Performance Cycle” means the period selected by the Committee during which the performance of the Company or any Associate Participant is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned. A Performance Cycle may not be less than one year.

(b) “Performance Goals” means the objectives for the Company or any Associate Participant that may be established by the Committee for a Performance Cycle with respect to any performance-based Award contingently awarded under the Plan. The Performance Goals for Awards that are intended to constitute “performance-based” compensation within the meaning of Section 162(m) of the Code shall be based on one or more of the following criteria: earnings per share, total stockholder return, operating income, net income, cash flow, gross profit, gross profit return on investment, return on equity, return on capital, sales, revenue, gross margin, and gross margin return on investment.

(c) Vesting. A performance-based Award, other than a restricted Equity Award, may not vest, or be deemed to be earned, in whole in less than three years from the date of grant (though portions of an individual award may vest or be deemed to be earned in equal annual installments over a period of not less than three years). A performance-based Award to be paid out as a restricted Equity Award may not have a vesting period of less than one year. Subject to Section 24, payment of any portion of a Cash Incentive Award and all earnings will be made no later than 2 1/2 months following the end of the Company’s fiscal year in which the Cash Incentive Award vests.

11. Change in Control.

(a) Definitions. For purposes of this Section 11, all references to “Company” are to J. C. Penney Company, Inc., all references to “Corporation” are to J. C. Penney Corporation, Inc., and the following definitions shall apply:

(i) “Change in Control” shall have the meaning specified in Section 409A of the Code, and any regulations and guidance promulgated thereunder as set forth in the Committee’s Determinations for the applicable grants under the Plan.

(ii) “Employment Termination” shall be deemed to have occurred when an Associate Participant has a separation from service within two years after a Change in Control (or prior to a Change in Control if the Associate Participant has reasonably demonstrated that such termination of employment (a) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control, or (b) otherwise arose in connection with or in anticipation of a Change in Control) because of either a separation from service for Good Reason or an Involuntary Separation from Service other than as a result of a Summary Dismissal. An Employment Termination shall not include a termination by reason of the Associate Participant’s death, disability, voluntary quit other than a separation from service for Good Reason, or retirement.

(iii) “Good Reason” within the meaning of Code Section 409A and Treasury Regulation section 1.409A-1(n)(2)(i) or any successor thereto, shall mean a condition resulting from any of the actions listed below taken by a Service Recipient, without the consent of the Associate Participant, directed at an Associate Participant:

(a) a material decrease in salary or incentive compensation opportunity (the amount paid at target as a percentage of salary under the Corporation’s Management Incentive Compensation Program or any successor program then in effect) as in effect immediately prior to the Change in Control; or

(b) failure by the Service Recipient to pay the Associate Participant a material portion of his/her current base salary, or incentive compensation within seven days of its due date; or

(c) a material adverse change in reporting responsibilities, duties, or authority as compared with pre-Change in Control responsibilities, duties, or authority; or

(d) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Associate Participant is required to report, including a requirement that an Associate Participant report to a corporate officer or employee instead of reporting directly to the Board of the Company or the Corporation, as the case may be; or

(e) a material diminution in the budget over which the Associate Participant retains authority as compared to the pre-Change in Control budget; or

(f) the Service Recipient requires the Associate Participant to have the Associate Participant’s principal location of work changed to a location more than 50 miles from the location thereof immediately prior to the Change in Control; or

(g) discontinuance of any material paid time off policy, fringe benefit, welfare benefit, incentive compensation, equity compensation, or retirement plan (without substantially equivalent compensating remuneration or a plan or policy providing substantially similar benefits) in which the Associate Participant participates or any action that materially reduces such Associate Participant’s benefits or payments under such plans, as in effect immediately before the Change in Control.

provided, however, that the Associate Participant must provide notice to the Corporation of the existence of any condition described above within 90 days of the initial existence of the condition, upon the notice of which the Corporation shall have 30 days during which it or a Service Recipient may remedy the condition. Any separation from service as a result of a Good Reason condition must occur within two years of the initial existence of the condition in order for benefits to be due hereunder. A separation from service for Good Reason will be treated as an Involuntary Separation from Service for purposes of the Plan.

(iv) “Involuntary Separation from Service” shall mean separation from service due to the independent exercise of the unilateral authority of the Service Recipient to terminate the Associate Participant’s services, other than due to the Associate Participant’s implicit or explicit request, where the Associate Participant was willing and able to continue performing services, within the meaning of Code Section 409A and Treasury Regulation section 1.409A-1(n)(1) or any successor thereto.

(v) “Service Recipient” shall mean the Corporation or any successor thereto, for whom the services are performed and with respect to whom the legally binding right to compensation arises, and all persons with whom the Corporation would be considered a single employer under Code section 414(b) (employees of controlled group of corporations), and all persons with whom the Corporation would be considered a single employer under Code section 414(c) (employees of partnerships, proprietorships, etc., under common control), using the “at least 50 percent” ownership standard, within the meaning of Code Section 409A and Treasury Regulation section 1.409A-1(h)(3) or any successor thereto.

(vi) “Summary Dismissal” shall mean a termination due to:

(a) any willful or negligent material violation of any applicable securities laws (including the Sarbanes-Oxley Act of 2002);

(b) any intentional act of fraud or embezzlement from the Corporation or Company;

(c) a conviction of or entering into a plea of nolo contendere to a felony that occurs during or in the course of the Associate Participant’s employment with the Corporation;

(d) any breach of a written covenant or agreement with the Corporation, which is material and which is not cured within 30 days after written notice thereof from the Corporation; or

(e) willful and continued failure of the Associate Participant to substantially perform his/her duties for the Corporation (other than as a result of incapacity due to physical or mental illness) or to materially comply with Corporation or Company policy after written notice, in either case, from the Corporation and a 30-day opportunity to cure.

For purposes hereof, an act, or failure to act, shall not be deemed to be “willful” or “intentional” unless it is done, or omitted to be done, by the Associate Participant in bad faith or without a reasonable belief that the action or omission was in the best interests of the Corporation.

(b) Effect on Awards. Upon Employment Termination, an Associate Participant shall have the right to exercise any and all Stock Options and SARs held by such Associate Participant, and all Stock Awards held by such Associate Participant shall immediately vest, be deemed to have been earned and any Performance Goal for the then applicable Performance Cycle met, on such terms and conditions as may be determined by the Committee at the time of the grant or award; provided, that, the duration of any exercise period following Employment Termination for a Stock Option or SAR may not exceed the original exercise period; provided, further, that any vested Stock Awards that are restricted stock units or vested Cash Incentive Awards, shall be distributed no later than the deadline for distribution specified in Sections 8 and 10 above. The Committee may exercise discretion to terminate the Plan upon a Change in Control and distribute amounts that were vested as of the effective date of the Change in Control within 12 months of the Change in Control event.

12. Changes in Employment Status, Death. Except as otherwise provided in Section 11 above, in the event of an Associate Participant’s termination of employment, layoff, incapacity or death (regardless of whether the deceased was employed at death), the Committee may determine the terms and conditions applicable to any Award previously granted to the Associate Participant and not then exercised or earned in full, as the case may be, including, without limitation: (i) the duration of any exercise period following such event (which may not exceed the original exercise period for a Stock Option or SAR, or if shorter, the tenth anniversary of the original date of grant); (ii) any necessary or appropriate authorization to the Associate Participant’s legatee, distributee, guardian, legal representative, or other third party, as the Committee may determine; or (iii) the circumstances under which all or part of such Stock Options and SARs may be terminated and any unearned Stock Awards forfeited or Cash Incentive Awards paid. All Determinations by the Committee with respect to the foregoing shall be final, conclusive, and binding on all interested parties.

13. Right to Continued Employment. Nothing in the Plan shall confer on an Associate Participant any right to continue in the employ of the Company or affect in any way the right of the Company to terminate such Associate Participant’s employment without prior notice, at any time, for any reason, or for no reason.

NON-ASSOCIATE DIRECTOR PARTICIPANT AWARDS

14. Annual Awards.

(a) General Provisions. Subject to the terms and conditions of this Section 14, each person who is a Non-Associate Director Participant on the date of grant shall automatically be awarded an annual Equity Award in an amount and in such form which the Board of Directors determines and pursuant to such terms, conditions, and restrictions as determined by the Board of Directors (the “Annual Equity Award”). Such Annual Equity Awards shall begin in May 2009 and continue through May 31, 2012, unless earlier terminated by the Board of Directors. The date of each Annual Equity Award shall be the third full trading date following the later of: (i) the date on which the Annual Meeting of the Company’s stockholders, or any adjournment thereof, is held (“Annual Meeting”); or (ii) the date on which the Company’s earnings for the fiscal quarter immediately preceding such Annual Meeting date are released to the public. Also, Equity Awards in a pro rata amount of the Annual Equity Award for that year, based on the date of election, shall automatically be granted to each individual (other than a former Associate Participant) who is first elected a Non-Associate Director after May 15, 2009, on the third full trading date following the effective date of such election.

(b) Non-Transferability. A Non-Associate Director Participant may not transfer, sell, assign, pledge, or otherwise encumber or dispose of any shares of Common Stock received in connection with an Annual Equity Award prior to the time his or her service as a director expires or is terminated, other than by will or the laws of descent and distribution or by such other means as the Committee, in its discretion, may approve from time to time and any attempt to do so shall be void.

(c) Right to Tender, Exchange. Notwithstanding paragraph (b) above, a Non-Associate Director Participant (including for purposes of this paragraph a Non-Associate Director Participant’s guardian or legal representative) shall have, with respect to any shares covered by an Annual Equity Award and any shares already received pursuant to an Annual Equity Award under this Plan, the right to: (i) tender or exchange any such shares in the event of any tender offer or exchange within the meaning of Section 14(d) of the Exchange Act or any plan of merger approved by the Board of Directors; and (ii) sell or exercise any option, right, warrant, or similar property derived from or attributable to such shares after such option, right, warrant, or similar property becomes transferable or exercisable. If any shares covered by an Annual Equity Award are tendered or exchanged or any option, right, warrant, or similar property attributable thereto is sold, exercised, or redeemed for value, the cash and/or property received shall be delivered to the Company (or its successor) and held subject to the restrictions of the Plan as if it were the stock itself.

(d) Non-Associate Director Participant’s Termination. If a Non-Associate Director Participant’s service as a director of the Company terminates on account of any act of: (i) fraud or intentional misrepresentation; or (ii) embezzlement, misappropriation, or conversion of assets or opportunities of the Company or any subsidiary of the Company, such termination will be considered a “Non-Qualifying Termination.” All other terminations, including termination by reason of death, will be considered “Qualifying Terminations”. In the event of a Non-Qualifying Termination, all outstanding restricted Equity Awards made pursuant to this Section shall be forfeited or canceled, as the case may be.

(e) Stock In Lieu of Cash. A Non-Associate Director Participant may also elect to receive Common Stock in lieu of the cash compensation payable for services rendered as a director, so long as such election is made in accordance with Section 16 of the Exchange Act and on such other terms and conditions as may be determined from time to time by the Board of Directors. Any such Common Stock issued to a Non-Associate Director Participant in lieu of cash compensation will automatically vest (become non-forfeitable and freely transferable) in the Non-Associate Director Participant on the date of issuance.

GENERAL

15. Transferability. No unearned Stock Award or vested or unvested Stock Option, or any portion thereof, granted under the Plan may be assigned or transferred other than by will or the laws of descent and distribution or by such other means as the Committee, in its discretion, may approve from time to time and any attempt to do so shall be void. No Stock Option or SAR shall be exercisable during the Associate Participant’s lifetime except by the Associate Participant or the Associate Participant’s guardian or legal representative, or other third party, as the Committee may determine.

16. Taxes. The Company has the right to deduct from any cash payment made under the Plan, to any Associate Participant, including an Associate Participant subject to Section 16 of the Exchange Act, any federal, state, or local taxes of any kind required by law to be withheld by it (“Withholding Obligation”) with respect to such payment. The Withholding Obligation shall be limited to the minimum statutory rate. Furthermore, the Company’s obligation to deliver shares of Common Stock pursuant to any Equity Award under the Plan is conditioned on the payment by the Associate Participant to the Company of any Withholding Obligation arising therefrom. The Company may withhold, in satisfaction of all or a portion of such Withholding Obligation referred to in the preceding sentence, that number of shares of Common Stock having an aggregate fair market value sufficient to satisfy the amount of such Withholding Obligation.

17. Repricing; Exchange and Buyout of Stock Options and SARs. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Stock Options or SARs may not be amended to reduce the exercise price of outstanding Stock Options or SARs or cancel outstanding Stock Options or SARs in exchange for cash or other Equity Awards (including Stock Options or SARs) with an exercise price that is less than the exercise price of the original Stock Option or SAR without the prior approval of J. C. Penney Company, Inc.’s stockholders.

18. Changes in Capitalization and Similar Changes. In the event of any change in the number of shares of Common Stock outstanding, or the assumption and conversion of outstanding Awards, by reason of any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, an equitable and proportionate adjustment shall be made to: (1) the exercise price under each unexercised Stock Option; (2) the exercise price under each unexercised SAR; and (3) the number and class of shares which may be issued on exercise of Stock Options and SARs granted and for Stock Awards, including restricted stock units, and any remaining shares reserved under the Plan. Any such adjustment with respect to each Stock Option or SAR shall be consistent with the requirements applicable to exempt stock rights under Treasury Regulations section 1.409A-1(b)(5) or its successor. Any adjustment with respect to ISOs shall also conform to the requirements of Section 422 of the Code.

19. Stockholder Rights. A Participant (including for purposes of this Section, a Participant’s legatee, distributee, guardian, legal representative, or other third party, as the Committee may determine) shall have no stockholder rights with respect to any shares subject to an Equity Award until such shares are issued to such Participant. Shares shall be deemed issued on the date on which they are registered in the Participant’s (as this term is defined in the preceding sentence) name on the Company stock records.

20. Effective Date. The Plan shall become effective on May 15, 2009, subject to approval by the affirmative vote of the holders of a majority of the outstanding stock of the Company having general voting power at the Company’s 2009 Annual Meeting of Stockholders.

21. Termination and Amendment. No Award may be made under the Plan after May 31, 2012. The Board of Directors may terminate the Plan or make such amendments as it deems advisable, including, but not limited to, any amendments to conform to or reflect any change in any law, regulation, or ruling applicable to an Award or the Plan, provided, however, that the Board of Directors may not, without approval by affirmative vote of the holders of a majority of the outstanding stock of the Company having general voting power: (i) take any action which will increase the aggregate number of shares of Common Stock which may be issued under the Plan (except for adjustments pursuant to Sections 2 and 18 of the Plan); (ii) decrease the grant or exercise price of any Award to less than fair market value of its underlying Common Stock on the date of grant; (iii) change the individual award limits found in Sections 2 and 3 or any other maximum limit included in the Plan to comply with requirements for performance-based compensation under Section 162(m) of the Code; (iv) change the separate limit for ISOs set forth in Section 2; (v) change the class of Associate Participants eligible for Awards under Section 4; or (vi) change the performance criteria applicable to Performance-Based Awards under Section 10. Except as otherwise provided in or permitted by the Plan or by the terms, if any, of an Award under the Plan, no termination or amendment of the Plan or change in the terms of an outstanding Award may adversely affect the rights of the holder of any Award without the consent of the holder.

22. Severability of Provisions. If any provision of this Plan becomes or is deemed invalid, illegal, or unenforceable in any jurisdiction, or if any such provision would, in the sole determination of the Committee, disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable law or if, in the sole determination of the Committee, such provision cannot be so construed or so deemed amended without materially altering the intent of the Plan, such provision shall be stricken and the remainder of the Plan shall remain in full force and effect.

23. Governing Law. This Plan shall be governed by the internal laws of the State of Delaware, regardless of the dictates of Delaware conflict of laws provisions.

24. Deferred Payments. Unless specifically provided for in the Notice of Grant or the Determinations, no Equity Award shall provide any feature for the deferral of compensation as defined by Treasury Regulation section 1.409A-1(b). Any deferral will be for such period and in accordance with the terms and conditions as the Committee may determine and must be in compliance with Code Section 409A. The terms and conditions applicable to such deferral and the terms and conditions evidencing compliance with Code Section 409A shall be set forth in the Notice of Grant or the Determinations. The method of payment for, and type and character of, any Award may not be altered by any deferral permitted under this Section unless specifically permitted under Code Section 409A and the Treasury Regulations thereunder.

JCPenney

WINNING TOGETHER Principles

associates. . . . .

We value, develop, and reward the contributions and talents of all associates.

integrity. . . . ..

We act only with the highest ethical standards.

performance. . . . .

We provide coaching and feedback to perform at the highest level.

recognition. . . . .

We celebrate the achievements of others.

teamwork. . . . .

We win together through leadership, collaboration, open and honest communication, and respect.

quality. . . . .

We strive for excellence in our work, products, and services.

innovation. . . . .

We encourage creative thinking and intelligent risk taking.

community. . . . .

We care about and are involved in our communities.

we do this for our. . .

customers. . . . .

We build lasting relationships by offering superior service and value.

shareholders. . . . .

We aspire to superior financial performance.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day prior to the meeting date. Have your proxy/voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

JCPenney

Every Day Matters

jcp.com

J. C. PENNEY COMPANY, INC.

6501 LEGACY DRIVE

PLANO, TX 75024

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by J. C. Penney Company, Inc. in mailing proxy materials, you can consent to receive all future notice communications, proxy statements, proxy/voting instruction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day prior to the meeting date. Have your proxy/voting instruction card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy/voting instruction card and return it in the enclosed postage-paid envelope provided or return it to J. C. Penney Company, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report on Form 10-K, Summary Annual Report and Proxy Statement on the Internet at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: JCPEN1 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

J. C. PENNEY COMPANY, INC.

Directors recommend a vote FOR Proposals 1, 2 and 3.

Directors recommend a vote AGAINST Proposal 4.

Vote On Proposals

1. Election of Directors: Board’s nominees for Directors for the term set forth in the Proxy Statement are:

Nominees: For Against Abstain For Against Abstain

1a. C. C. Barrett 1h. L. H. Roberts

1b. M. A. Burns 1i. J. G. Teruel

1c. M. K. Clark 1j. R. G. Turner

1d. T. J. Engibous 1k. M. E. Ullman, III

1e. K. B. Foster 1l. M. E. West

1f. K. C. Hicks

2. To ratify the appointment of KPMG LLP as independent auditor for the fiscal year ending January 30, 2010;

1g. Burl Osborne

3. To approve the adoption of the J. C. Penney Company, Inc. 2009 Long-Term Incentive Plan; and

For address changes and/or comments, please check this box and write them on the back where indicated.

Please indicate if you plan to attend this meeting.

4. To consider a stockholder proposal relating to adoption of principles for health care reform.

Yes No

Please Sign and Date

Please sign your name exactly as stenciled hereon. For a joint account, each joint owner should sign. Persons signing in a representative capacity should indicate their capacity.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

You can now access your J. C. Penney Company, Inc. account online.

Access your J. C. Penney Company, Inc. stockholder account online via Investor ServiceDirectR (ISD).

Mellon Investor Services LLC (operating with the service name BNY Mellon Shareowner Services), Transfer Agent for J. C. Penney Company, Inc., now makes it easy and convenient to get current information on stockholder accounts.

• View account status • View payment history for dividends

• View certificate history • Make address changes

• View book-entry information • Obtain a duplicate 1099 tax form

• Establish/change the PIN

Visit us on the web at www.bnymellon.com/shareowner/isd

FOLD AND DETACH HERE

JCPEN2

J. C. Penney Company, Inc.

PROXY/VOTING INSTRUCTION CARD

This Proxy is solicited by the Board of Directors

By properly executing this card on the reverse, or by voting via Internet or telephone, you are authorizing M. A. Burns, K. B. Foster and Burl Osborne, or any of them, with power of substitution in each, to represent and vote the stock owned of record which you are entitled to vote at the Annual Meeting of Company Stockholders, to be held at the JCPenney Home Office located at 6501 Legacy Drive, Plano, Texas 75024-3698 on Friday, May 15, 2009, at 10:30 A.M., local time, and at any adjournment or postponement thereof (“Meeting”), upon such business as may come before the Meeting, including the items set forth on the reverse (“Business”).

Board’s nominees for Directors for the term set forth in the Proxy Statement are (1a) C. C. Barrett, (1b) M. A. Burns, (1c) M. K. Clark, (1d) T. J. Engibous, (1e) K. B. Foster, (1f) K. C. Hicks, (1g) Burl Osborne, (1h) L. H. Roberts, (1i) J. G. Teruel, (1j) R. G. Turner, (1k) M. E. Ullman, III, and (1l) M. E. West.

Your vote is important and cannot be recorded by the proxies unless this card is properly executed by you and returned, or unless you vote by Internet or telephone. Therefore, please sign, date, and return this card promptly in the envelope provided, or vote by Internet or telephone. No postage is required if this envelope is mailed in the United States.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of all directors, FOR Proposal 2, FOR Proposal 3 and AGAINST Proposal 4.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.)

(Continued on the reverse side)

JCPenney

Every Day Matters

jcp.com

J. C. PENNEY COMPANY, INC.

6501 LEGACY DRIVE

PLANO, TX 75024

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until two days prior to the meeting date. Have your proxy/voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by J. C. Penney Company, Inc. in mailing proxy materials, you can consent to receive all future notice communications, proxy statements, proxy/voting instruction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until two days prior to the meeting date. Have your proxy/voting instruction card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy/voting instruction card and return it in the enclosed postage-paid envelope provided or return it to J. C. Penney Company, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report on Form 10-K, Summary Annual Report and Proxy Statement on the Internet at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

JCPEN3

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

J. C. PENNEY COMPANY, INC.

Directors recommend a vote FOR Proposals 1, 2 and 3. Directors recommend a vote AGAINST Proposal 4.

Vote On Proposals

1. Election of Directors: Board’s nominees for Directors for the term set forth in the Proxy Statement are:

Nominees:

For Against Abstain

1a. C. C. Barrett

1b. M. A. Burns

1c. M. K. Clark

1d. T. J. Engibous

1e. K. B. Foster

1f. K. C. Hicks

1g. Burl Osborne

For Against Abstain

1h. L. H. Roberts

1i. J. G. Teruel

1j. R. G. Turner

1k. M. E. Ullman, III

1l. M. E. West

2. To ratify the appointment of KPMG LLP as independent auditor for the fiscal year ending January 30, 2010;

3. To approve the adoption of the J. C. Penney Company, Inc. 2009 Long-Term Incentive Plan; and

4. To consider a stockholder proposal relating to adoption of principles for health care reform.

For address changes and/or comments, please check this box and write them on the back where indicated.

I elect to direct the voting of undirected shares in the Plan.

Yes No

Please Sign and Date

Please sign your name exactly as stenciled hereon. Persons signing in a representative capacity should indicate their capacity.

Signature [PLEASE SIGN WITHIN BOX]

Date

FOLD AND DETACH HERE

JCPEN4

J. C. Penney Company, Inc.

PROXY/VOTING INSTRUCTION CARD Allocated and Undirected Stock This Proxy is solicited by the Board of Directors

TO PARTICIPANTS IN THE COMPANY’S SAVINGS, PROFIT-SHARING AND STOCK OWNERSHIP PLAN (“PLAN”):

By properly executing this card on the reverse, or by voting by Internet or telephone, you are instructing State Street Bank and Trust Company (“Trustee”) to vote on your behalf, in accordance with your instructions, in person or by proxy, shares of Common Stock allocated under the Plan (“Allocated Stock”), represented by the number of equivalent shares shown on the reverse side of this card, and a proportionate number of shares of Common Stock for which no directions are received by the Trustee (“Undirected Stock”), at the Annual Meeting of Company Stockholders, to be held at the JCPenney Home Office located at 6501 Legacy Drive, Plano, Texas 75024-3698 on Friday, May 15, 2009, at 10:30 A.M., local time, and at any adjournment or postponement thereof, upon such business as may come before the meeting, including the items set forth on the reverse. If this proxy/voting instruction card is not received by the Trustee, or if you have not voted by Internet or telephone, by May 13, 2009, the Allocated Stock will be voted in the same proportion as instructions received by the Trustee by that date from the Plan Participants who have returned their proxy/voting instruction cards or voted by Internet or telephone in a timely manner. You acknowledge that in voting the Undirected Stock, you are acting as a named fiduciary under the Employee Retirement Income Security Act of 1974. You may elect not to direct the voting of Undirected Stock by checking the appropriate box on the reverse side of this card.

For your information, a copy of the Board of Directors’ Proxy Statement for the meeting is enclosed herewith.

Board’s nominees for Directors for the term set forth in the Proxy Statement are (1a) C. C. Barrett, (1b) M. A. Burns, (1c) M. K. Clark, (1d) T. J. Engibous, (1e) K. B. Foster, (1f) K. C. Hicks, (1g) Burl Osborne, (1h) L. H. Roberts, (1i) J. G. Teruel, (1j) R. G. Turner, (1k) M. E. Ullman, III, and (1l) M. E. West.

Your voting instructions are important and cannot be followed by the Trustee unless this card is properly executed by you and received by the Trustee, or unless you vote by Internet or telephone, by May 13, 2009. Therefore, please sign, date and return this card promptly in the envelope provided, or vote via Internet or telephone. No postage is required if this envelope is mailed in the United States.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of all directors, FOR Proposal 2, FOR Proposal 3 and AGAINST Proposal 4.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.)

(Continued on the reverse side)